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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

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☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

J.C. Penney Company, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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SEC 1913 (02-02)	Persons who potentially are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

JCPenney	Myron E. Ullman, III Chairman of the Board and Chief Executive Officer
April 11, 2005
Dear Stockholders:
On behalf of your Board of Directors and your management, I invite you to attend the Annual Meeting of Stockholders of your Company. It will be held on Friday, May 20, 2005, at 10:00 A.M., local time, at the Company’s Home Office located at 6501 Legacy Drive, Plano, Texas 75024-3698.
      You will find information regarding the matters to be voted on at the meeting in the formal Notice of Meeting and Proxy Statement which are included on the following pages of this booklet.
      The vote of each and every stockholder is most important to us. We are gratified that so many of you have in the past exercised your right to vote your shares.
      Whether or not you plan to attend, please sign and return the enclosed proxy in the accompanying envelope, or vote via telephone or Internet as set forth in the proxy, as soon as possible so that your shares will be voted at the meeting.
      Please note that your completed proxy will not prevent you from attending the meeting and voting in person should you so choose. If you plan to attend, please so indicate in the appropriate box on your proxy.
      Thank you for your cooperation and continued support and interest in JCPenney.

Regards,

Any stockholder having a disability requiring special assistance who would like to attend the Annual Meeting should call the Secretary of the Company at (972) 431-1916 and reasonable accommodations will be made to meet such needs.

Customer Service is Our Number One Priority

J. C. Penney Company, Inc. • P.O. Box 10001 • Dallas, TX 75301-0001
Home Office • 6501 Legacy Drive • Plano, TX 75024-3698

J. C. PENNEY COMPANY, INC.
6501 Legacy Drive, Plano, Texas
75024-3698
J. C. PENNEY COMPANY, INC.
Notice of 2005 Annual Meeting of Stockholders

Date:	Friday, May 20, 2005 10:00 A.M., local time

Place:	JCPenney Home Office 6501 Legacy Drive Plano, Texas 75024-3698

Business:	1. to elect four directors for a three-year term as described in the accompanying proxy materials;
2. to ratify the appointment of KPMG LLP as independent auditor for the fiscal year ending January 28, 2006;
3. to approve the adoption of the J. C. Penney Company, Inc. 2005 Equity Compensation Plan, which has been adopted by the Board of Directors, subject to stockholder approval;
4. to consider a stockholder proposal relating to the classification of the Board of Directors; and
5. to transact such other business as may properly come before the meeting.

Record Date:	March 21, 2005. Stockholders of record at the close of business on this date are entitled to vote at the meeting in person or by proxy, telephone or Internet.

Voting By Proxy:	To assure your representation at the Annual Meeting, please fill in, sign, date and return the accompanying proxy card in the enclosed addressed envelope, or follow the instructions attached to the proxy card to vote using a touch-tone telephone or by Internet. The giving of a proxy will not affect your right to revoke the proxy by appropriate written notice or to vote in person should you later decide to attend the annual meeting.

Plano, Texas April 11, 2005	J. L. Bober, Secretary
YOUR VOTE IS IMPORTANT
PLEASE SIGN, DATE, & RETURN YOUR PROXY CARD OR VOTE BY TELEPHONE OR INTERNET

PROXY STATEMENT

JCPenney
2005 PROXY STATEMENT
PROXY AND VOTING INFORMATION
General
This is the 2005 Proxy Statement for J. C. Penney Company, Inc., a publicly held holding company which conducts business through its wholly-owned subsidiary, J. C. Penney Corporation, Inc. (“JCP”). The term “Company” as used in this Proxy Statement refers to J. C. Penney Company, Inc. but may also, as the context may require, refer to JCP and its other subsidiaries.
      These proxy materials are being furnished to you in connection with the solicitation by the Board of Directors of proxies in the accompanying form.
      The cost of soliciting proxies will be borne by the Company. In addition to solicitation by mail, certain directors, officers, and employees of the Company may solicit proxies in person, by telephone, telegraph, other electronic means, or mail. The Company has also retained, on behalf of the Board of Directors, Morrow & Co., Inc. to aid solicitation by mail, telephone, electronic media, and personal interview, for a fee of approximately $30,000 plus reasonable expenses, which will be paid by the Company. The Company may also reimburse brokers and other persons holding shares in their names, or in the names of nominees, for their expenses in sending proxy material to principals and obtaining their proxies.
      The complete mailing address of the Company’s principal executive offices is J. C. Penney Company, Inc., P. O. Box 10001, Dallas, Texas 75301-0001. The approximate date on which this Proxy Statement and the form of proxy were first sent or given to stockholders was April 11, 2005.
Voting Rights
Stockholders of Record. Stockholders of record at the close of business on March 21, 2005, the record date for the Annual Meeting, are entitled to vote at the meeting. At the close of business on such date, 271,845,130 shares of Common Stock of 50¢ par value (“Common Stock”) were outstanding and entitled to vote. As of the record date, the trust maintained under the Company’s Savings, Profit-Sharing and Stock Ownership Plan (“Savings Plan”) held 29,670,630 shares of Common Stock, which represents approximately 10.9% of the Common Stock issued and outstanding. All of the shares of Common Stock held by the trust are held of record by State Street Bank and Trust Company, 225 Franklin Street, Boston, Massachusetts 02110, as Trustee (“Trustee”). The Trustee and the Savings Plan have disclaimed beneficial ownership of these shares of Common Stock.
      The Company is not aware of any stockholder (other than State Street Bank and Trust Company, as discussed above) that owns beneficially more than 5% of its Common Stock.
Voting Methods. You may vote your shares in one of several different ways, by: (i) signing and returning the accompanying proxy card in a timely fashion; (ii) telephone; (iii) Internet; or (iv) attending the meeting and voting in person.
IT IS IMPORTANT THAT YOUR STOCK BE REPRESENTED AT THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, PLEASE SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ACCOMPANYING ENVELOPE (OR FOLLOW THE INSTRUCTIONS SET FORTH ON THE ENCLOSED PROXY CARD TO VOTE YOUR PROXY BY TELEPHONE OR INTERNET) IN ORDER TO BE SURE THAT YOUR SHARES WILL BE VOTED AT THE MEETING.

Revocation of Proxies. You may revoke your proxy regardless of the manner in which it was initially submitted (Internet, telephone or mail) at any time before it is exercised at the meeting by submitting a written revocation, a subsequently dated proxy (by Internet, telephone or mail), or by personal vote at the meeting.
Savings Plan Participants. A separate voting instruction card is also being furnished to each participant who beneficially owns Common Stock in the trust under the Savings Plan.
Required Vote. The Company’s Bylaws require an affirmative vote of the holders of a majority of the shares of the Common Stock outstanding and entitled to vote as of the record date for approval of each proposal presented in this Proxy Statement with the exception of the election of directors, which requires a plurality of the votes cast. Abstentions and broker non-votes are counted only for purposes of determining whether a quorum is present at the meeting.
Other Matters to be Acted Upon at the Meeting. The Board is not aware of any matters other than those specifically stated in the Notice of Annual Meeting that are to be presented for action at the meeting. If any matter other than those described in this proxy statement is presented at the meeting on which a vote may properly be taken, it is the intention of the persons named in the accompanying proxy to vote in accordance with their judgment on such matters.
Annual Report and Form 10-K
The Company has prepared a 2004 Annual Report to Stockholders and its 2004 Annual Report on Form 10-K in accordance with the rules of the Securities and Exchange Commission (“SEC”). The Annual Report to Stockholders accompanies this Proxy Statement and proxy card. These and other reports, including the Annual Report on Form 10-K, are available on the Company’s website at www.jcpenney.net by clicking on “investor relations” and then “financial archives” or “sec filings.” They are also available without charge by sending a written request to the Company, attention of the Corporate Secretary at P. O. Box 10001, Dallas, TX 75301-0004. Neither the Annual Report to Stockholders nor the Annual Report on Form 10-K is a part of the proxy soliciting materials.
CORPORATE GOVERNANCE
Commitment to Corporate Governance
The Board of Directors is responsible for establishing broad corporate policies and for overseeing the general performance of the Company. The Board and Company management has had a long-time commitment to corporate governance. As a result, the Company has had in place for a number of years a comprehensive corporate governance approach which, among other things, addresses the Sarbanes-Oxley Act of 2002, the rules and regulations of the SEC and the listing requirements of the New York Stock Exchange (“NYSE”).
Governing Documents. The key components of this commitment are set forth in the J. C. Penney Company, Inc. Corporate Governance Guidelines, Restated Certificate of Incorporation and Bylaws and the following documents:

•	Audit Committee Charter;
•	Corporate Governance Committee Charter;
•	Human Resources and Compensation Committee Charter;
•	Code of Business Conduct and Ethics for the Board of Directors;
•	Statement of Business Ethics;
•	Standards for the Determination of Director Independence; and
•	Standards and Procedures for Director Nominations.

Copies of each of these documents are available on the Company’s website at www.jcpenney.net by clicking on the “investor relations” and then the “corporate governance” tabs. Copies of all the documents are also available without charge by sending a written request to the Company, attention of the Corporate Secretary, P. O. Box 10001, Dallas, TX 75301-0004.
Corporate Governance Guidelines. This document, available as noted above, sets forth the Company’s primary principles and policies regarding corporate governance, including:

•	director responsibilities;
•	the size of the Board of Directors;
•	director independence and minimum qualifications;
•	factors to be considered in selecting candidates to serve on the Board;
•	director retirement;
•	director resignations upon change of principal employment;
•	directors’ outside directorships and outside audit committee service;
•	Board committees;
•	executive sessions for directors;
•	Board’s access to management and non-employee advisors;
•	stockholder communications to non-employee directors;
•	director orientation and continuing education;
•	prohibition of loans to directors and executive officers;
•	management succession and CEO evaluation; and
•	annual self-assessment of the Board and each of the Audit, Corporate Governance and Human Resources and Compensation Committees
Key Corporate Governance Principles
A brief summary of the Company’s compliance with and implementation of key governance principles is set forth below.
Board Independence. The Company’s Board of Directors reviews each director’s independence annually in accordance with the standards set forth in the Company’s Standards for the Determination of Director Independence and the requirements of the NYSE. No member of the Board is considered independent unless the Board of Directors determines that the director has no material relationship with the Company that would affect his/her independence and the director otherwise satisfies the independence requirements of the Standards for the Determination of Director Independence, as outlined below, and all applicable laws, rules and regulations. (See the Company’s “Standards for the Determination of Director Independence” and “Corporate Governance Guidelines” at www.jcpenney.net.)
      To facilitate the analysis of whether a director has a relationship with the Company that could affect his or her independence, the Company’s Standards for the Determination of Director Independence lists the following categories of relationships that would affect a director’s independence and, therefore, be deemed material:

•	director is/was an employee of the Company;
•	director’s immediate family member is/was an executive officer of the Company;
•	director (or immediate family member);
•	received more than $100,000 in direct compensation from the Company (other than director’s fees or deferred compensation for prior service);
•	is/was employed by the Company’s independent auditor;
•	is/was employed by another company where any of the Company’s executive officers serve on the compensation committee of such company’s board;
•	is/was an employee of another company that makes payments to, or receives payment from, the Company in excess of $1,000,000 or 2% of that company’s consolidated gross revenues; or

•	director serves on a charitable organization to which the Company’s discretionary contributions exceed the greater of $1,000,000 or 2% of the charity’s gross revenues.

      In accordance with the above, the Board has reviewed director independence based on assessments made by each director. During this review, the Board considered relationships and transactions during the year between each director, or any member of a director’s immediate family, and the Company. As a result of its review, the Board affirmatively determined that all of the Company’s non-employee directors are independent in compliance with the Company’s Standards for the Determination of Director Independence and as required by the rules and regulations of the NYSE. Of the ten current directors, one is a Company employee and nine have principal occupations or employment which are and have been outside the Company.
Board Size and Terms. J. C. Penney Company, Inc.’s Restated Certificate of Incorporation and its Bylaws provide for a Board of not less than three directors as fixed, from time to time, by the Board, and further provide for three classes of directors to be as nearly equal in number as possible, with each class serving a three-year term and with one class being elected each year. The Company’s Corporate Governance Guidelines state that a board size of ten to 15 members is most appropriate. Currently, the Board consists of ten members, with one class of four directors and two classes of three directors each. The Company’s Bylaws provide for director retirement upon reaching age 70.
Meeting Attendance. During fiscal 2004, nine meetings of the Board were held. Attendance at such meetings for current directors averaged approximately 92%. In addition to membership on the Board, directors also serve on one or more of the Board’s principal standing committees. During fiscal 2004, those committees held a total of 24 meetings; no current director attended fewer than 75% of the aggregate total of meetings of the Board and committees on which he or she served. The Board currently has six meetings scheduled for fiscal 2005.
      The Company strongly encourages all of its directors to attend the Annual Meeting of Stockholders, but does not have a formal attendance requirement. In 2004, 11 of the 12 then serving directors attended the Company’s Annual Meeting.
Executive Sessions. The non-employee directors meet in executive session with no Company employees present as a part of each regularly scheduled Board meeting. The presiding director of these sessions changes for each meeting following an alphabetical rotation, unless the Board determines otherwise.
Committees of Board of Directors. The Board of Directors carries out many of its functions through four principal standing committees, which are described beginning on page 6.
Confidential Voting. The Company, considering it to be in the best interest of stockholders, has a policy to the effect that all proxy (voting instruction) cards, ballots, and vote tabulations, including telephone and Internet voting, which identify the particular vote of a stockholder are to be kept secret from the Company, its directors, officers, and employees. Accordingly, proxy cards are returned in envelopes addressed to the tabulator, which receives and tabulates the proxies. The final tabulation is inspected by inspectors of election who are independent of the Company, its directors, officers, and employees. The identity and vote of any stockholder shall not be disclosed to the Company, its directors, officers, or employees, nor to any third party except: (i) to allow the independent election inspectors to certify the results of the vote to the Company, its directors, officers, and employees; (ii) as necessary to meet applicable legal requirements and to assert or defend claims for or against the Company; (iii) in the event of a proxy solicitation based on an opposition proxy statement filed, or required to be filed, with the SEC; or (iv) in the event a stockholder has made a written comment on such material.
Executive Compensation. The Human Resources and Compensation Committee of the Board of Directors, which is composed entirely of non-employee, independent directors, approves, among other things, the annual salaries of executive officers and recommends to the full Board for its approval the annual salaries of employee directors. Please see the Report of the Human Resources and Compensation Committee on Executive Compensation, which begins on page 11.
Communications with the Board of Directors. Any Company stockholder or other security holder who wishes to communicate with the Board of Directors or with an individual director may direct such communications by telephone to 1-800-544-1977, by facsimile to 972-431-1977, by email to jcpdirectors@jcpenney.com, or by writing to:
                                                                     Corporate Secretary
                                                                     J. C. Penney Company, Inc.
                                                                     P. O. Box 10001
                                                                     Dallas, TX 75301-0004
      The communication must be addressed to the Company’s Board of Directors or to a specific director(s) and state the security holder’s name, address and telephone number, the amount of the Company’s stock (or other security) owned and, if held in a brokerage account, verification of ownership.
      All such communications from a Company security holder will be reviewed initially by the Company’s General Counsel to determine how to best handle the matter. The General Counsel prepares a periodic summary report of all such communications for the Corporate Governance Committee of the Board.
Communications with the Audit Committee. Complaints and concerns relating to the Company’s accounting, internal accounting controls, or auditing matters should be communicated to the Audit Committee of the Board of Directors, which consists entirely of non-employee directors. Any such communication may be made on an anonymous basis and may be reported to the Audit Committee through the Company’s Director of Auditing by calling 1-800-544-1635 or writing to:
                                                                     Director of Auditing
                                                                     J. C. Penney Company, Inc.
                                                                     P. O. Box 259017
                                                                     Dallas, TX 75025-9017
      All such concerns will be reviewed under the direction of the Audit Committee and oversight by the Director of Auditing, General Counsel or such other persons as the Audit Committee determines to be appropriate. Confidentiality is maintained to the fullest extent possible, consistent with the need to conduct an adequate review. Prompt and appropriate corrective action will be taken when and as deemed appropriate in the judgment of the Audit Committee. The Director of Auditing will prepare a periodic summary report of all such communications for the Audit Committee.
Director Nominee Qualifications and Process. While the Board is responsible for approving candidates as nominees for Board membership, the Corporate Governance Committee (see below) has the responsibility for the screening and initial evaluation process. The Corporate Governance Committee will consider candidates recommended by directors, management and the Company’s stockholders. In addition, the Corporate Governance Committee may, in its discretion, engage one or more search firms to assist in the identification and recruitment of director candidates. See discussion regarding director qualifications, recommendations and nominations under “Stockholder Proposals, Nominations for 2006 Annual Meeting and Other Business Matters” beginning on page 35. The Corporate Governance Committee utilizes the same evaluation processes for stockholder nominees as it uses for Committee-recommended nominees. Each director is required to be a stockholder of the Company.

Required Certifications. As of the mailing date of this Proxy Statement, the Company’s Chief Executive Officer and Chief Financial Officer have timely signed and delivered the certifications required under applicable laws, rules and regulations of the SEC and the NYSE.
Board Committees
The following describes the principal standing committees of the Board of Directors, all established in accordance with the Securities Exchange Act of 1934, as amended (“Exchange Act”) and the corporate governance and listing standards of the NYSE. Committee members consist entirely of non-employee directors. As indicated above, the Board has determined that each of the members of these committees is “independent”, as defined in the NYSE listing standards.
Audit Committee. The Audit Committee’s responsibilities include the selection and retention of the independent auditor for the annual audit of the Company’s consolidated financial statements and the approval of audit fees and non-audit services and fees paid to the independent auditor. The Committee reviews the independent auditor’s strategy and plan, scope, audit results, performance and independence, internal audit reports on the adequacy of internal controls, the Company’s ethics program, status of significant legal matters, the scope of the internal auditor’s plans and budget and results of its audits, and the effectiveness of the Company’s program for correcting audit findings. The Committee also participates in the certification process relating to the filing of certain periodic reports pursuant to the Exchange Act and the Sarbanes-Oxley Act of 2002. A copy of the Audit Committee’s Charter is available at the Company’s website, as noted below. Procedures for the confidential and anonymous reporting of matters relating to questionable accounting, internal accounting controls or auditing matters are also set forth above and on the Company’s website at www.jcpenney.net.
      During fiscal 2004, this Committee, in addition to holding four teleconferences relating to quarterly earnings results, held eight formal meetings. Its current members are C. C. Barrett, T. J. Engibous, K. B. Foster, L. H. Roberts, and M. A. Burns, who serves as its Chair. The Board of Directors has determined that the Committee Chair, Mr. Burns, is an “audit committee financial expert” and each member of the Committee is “financially literate,” as those terms are defined by the Exchange Act and the NYSE. In addition to the experience listed in Mr. Burns’ biography on page 10, he has a B.S. degree in Business Management (minor in accounting, economics and statistics) from Brigham Young University and an MBA degree in Finance from The University of California at Berkeley. He also served sequentially as Chief Financial Officer, President, Chief Executive Officer and Chairman of Ryder System, Inc. from 1979 to 2002.
Corporate Governance Committee. The Corporate Governance Committee performs the functions of a nominating committee, considers matters of corporate governance and reviews developments in the governance area as they affect relations between the Company and its stockholders. It also develops and recommends to the Board corporate governance principles and practices for the Company, makes recommendations to the Board with respect to the size, composition, organization, responsibilities and functions of the Board and its directors, the qualifications of directors, candidates for election as directors, the compensation of directors, annual independence determinations and annual performance self-assessments by the Board and each of the Audit, Corporate Governance, and Human Resources and Compensation Committees. The Committee is also responsible for assuring that Company policy and performance reflect sensitivity toward the social and physical environments in which the Company does business and that such policy and performance are in accord with the public interest. A copy of the Corporate Governance Committee’s Charter, the Company’s Corporate Governance Guidelines, and Standards and Procedures for Director Nominations are available on the Company’s website at www.jcpenney.net.
      During fiscal 2004, this Committee met four times. Its current members are M. K. Clark, Burl Osborne, R. G. Turner, and V. E. Jordan, Jr., who serves as its Chair.

      Stockholders may propose nominations for directors in accordance with the procedures described on pages 35 and 36.
Finance Committee. The Finance Committee is responsible for reviewing the Company’s financial policies, strategies, and capital structure. A copy of the Company’s Finance Committee Charter is available on the Company’s website at www.jcpenney.net.
      During fiscal 2004, this Committee met six times. Its current members are M. A. Burns, K. B. Foster, L. H. Roberts, and T. J. Engibous, who serves as its Chair.
Human Resources and Compensation Committee. The Human Resources and Compensation Committee’s responsibilities include reviewing and administering the Company’s annual and long-term incentive compensation plans, making recommendations in areas concerning personnel relations, taking action or making recommendations with respect to the compensation of executive officers, including those who are directors, performing periodic management performance evaluations and establishing a succession plan for key Company executives, including the CEO. In addition, its responsibilities include reviewing the annual financial condition and investment performance results of the Company’s retirement and welfare plans, including the annual actuarial valuation reports applicable to such plans. It also oversees the administration and operation of certain of the Company’s retirement and welfare plans. A copy of the Human Resources and Compensation Committee’s Charter is available on the Company’s website at www.jcpenney.net. See also this Committee’s report on Executive Compensation beginning on page 11.
      During fiscal 2004, this Committee met six times. Its current members are C. C. Barrett, M. K. Clark, K. B. Foster, R. G. Turner, and Burl Osborne, who serves as its Chair.
      The mailing address for all of these committees is c/o J. L. Bober, Corporate Secretary, J. C. Penney Company, Inc., P. O. Box 10001, Dallas, Texas 75301-0004.
PROPOSAL 1 —
ELECTION OF DIRECTORS
As stated on page 4, under “Board Size and Terms”, the Board of Directors is currently divided into three classes consisting of one class of four directors and two classes of three directors each. At the Annual Meeting, four directors will be elected to hold office for a three-year term expiring at the 2008 Annual Meeting of Stockholders. The remaining directors will continue in office, in accordance with their previous elections, until the expirations of the terms of their classes at the 2006 or 2007 Annual Meeting of Stockholders, as the case may be.
      Brief statements setting forth certain information as of March 21, 2005, as to the Board of Directors’ nominees for directors for the three-year term expiring at the 2008 Annual Meeting of Stockholders and as to each current director in the classes continuing in office are shown on pages 8 to 10. Each of the nominees is currently a director of the Company and is recommended to serve as a continuing director by the Company’s other non-employee directors and its CEO.
      If you properly sign your proxy card and return it on time (or properly vote by telephone or Internet) but do not give instructions with respect to the voting for directors, the proxy will be voted “for” all four nominees for a term expiring at the 2008 Annual Meeting of Stockholders, except where authority to so vote is withheld. If any nominee should become unavailable for election for any presently unforeseen reason, the persons designated as proxies will have full discretion to cast votes for another person designated by the Board, unless the Board reduces the number of directors.
Your Board of Directors recommends a vote FOR each of the nominees for director.

                                                                     Nominees for Director for Three-Year Term Expiring 2008

Thomas J. Engibous, 52
Chairman of the Board since 1998, director since 1996, and President and Chief Executive Officer from 1996 to 2004, of Texas Instruments Incorporated (electronics), with which he has served in positions of increasing importance since 1976, including as an Executive Vice President from 1993 to 1996; Chairman of the Board of Catalyst and Director of Dallas Citizens Council; Trustee of Southern Methodist University; Member of The Business Council.
Director of the Company since 1999.

Kent B. Foster, 61
Chairman of the Board and Chief Executive Officer and a director of Ingram Micro Inc. (wholesale distributor of technology) since 2000; President of GTE Corporation (telecommunications) from 1995 to 1999; Vice Chairman of the Board of Directors of GTE Corporation from 1993 to 1995; President of GTE Telephone Operations Group from 1989 to 1995; Director of Campbell Soup Company and New York Life Insurance Company.
Director of the Company since 1998.

Leonard H. Roberts, 56
Chairman of the Board and Chief Executive Officer since 1999, President from 1993 to 1999, and a director since 1997, of RadioShack Corporation (consumer electronics); Chairman and Chief Executive Officer of Shoney’s, Inc. (restaurants) from 1990 to 1993; President and Chief Executive Officer of Arby’s, Inc. from 1985 to 1990; Member of the Executive Board of the National Retail Federation since 1998, of the Executive Board of Students in Free Enterprise since 1985 and Chairman of the Board of Trustees of United Way of America from 2002 to 2004; Director of Texas Health Resources.
Director of the Company since 2002.

Myron E. Ullman, III, 58
Chairman of the Board and Chief Executive Officer of the Company since December 1, 2004; Directeur General, Group Managing Director, LVMH Moet Hennessy Louis Vuitton (luxury goods manufacturer/retailer) from 1999 to 2002; President of LVMH Selective Retail Group from 1998 to 1999; Chairman of the Board and Chief Executive Officer, DFS Group Ltd. from 1995 to 1998; Chairman of the Board and Chief Executive Officer of R. H. Macy & Company, Inc. from 1992 to 1995; Director of Starbucks Coffee Company, Segway LLC and Polo Ralph Lauren Corporation; Chairman of the Board of Mercy Ships International.
Director of the Company since December 2004.

                                                                     Term Expiring 2006

Vernon E. Jordan, Jr.,* 69
Senior Managing Director of Lazard Freres & Co., LLC (investment banking firm); Of Counsel since 2000, Senior Partner from 1992 to 1999 and Partner from 1982 to 1992, law firm of Akin, Gump, Strauss, Hauer & Feld, LLP; President from 1977 to 1981 and Executive Director from 1972 to 1977 of the National Urban League; Director of American Express Company, Asbury Automotive Group, Inc., Dow Jones & Company, Inc., LBJ Foundation, Sara Lee Corporation, and Xerox Corporation; Advisor, International Advisory Board of DaimlerChrysler, Barrick Gold, and Senior Advisor, Shinsei Bank, Ltd.; Trustee of Howard University.
Director of the Company since 1973.

Burl Osborne, 67
Chairman of the Board since 2002, Director since 1993 and member of the Executive Committee of The Associated Press; President, Publishing Division from 1995 to 2001 and Director from 1987 to 2002 of the Belo Corp.; Publisher Emeritus since 2001 and Publisher from 1991 to 2001 of The Dallas Morning News, Co., with which he served in positions of increasing importance since 1980, including President and Editor from 1986 to 1991; Chairman of the Belo Foundation; Former Director and Chairman of the Southern Newspaper Association; Director of the Newspaper Association of America, Committee to Protect Journalists and National Kidney Foundation.
Director of the Company since 2003.

R. Gerald Turner, 59
President of Southern Methodist University since 1995; Chancellor of the University of Mississippi from 1984 to 1995; Chairman, President’s Commission, the National Collegiate Athletic Association, from 1991 to 1992; Director of Kronos Worldwide, Inc., American AAdvantage Funds and First Broadcasting Corporation, LLP. Director of the Company since 1995.

*	Mr. Jordan is currently of counsel at Akin, Gump, Strauss, Hauer & Feld, L.L.P., which is one of a number of firms which provided legal services to the Company or its subsidiaries during the last fiscal year.

                                                                     Term Expiring 2007

Colleen C. Barrett, 60
President and Director since 2001, Chief Operating Officer from 2001 to 2004 and Corporate Secretary since 1978 of Southwest Airlines Co., with which she has served in positions of increasing importance since 1978, including Executive Vice President-Customers from 1990 to 2001 and Vice President-Administration from 1986 to 1990.
Director of the Company since January 2004.

M. Anthony Burns, 62
Chairman Emeritus since 2002, Chairman of the Board from 1985 to 2002, Chief Executive Officer from 1983 to 2000, and a director from 1979-2002 of Ryder System, Inc. (a provider of transportation and logistics services), with which he served in positions of increasing importance since 1974, including its President from 1979 to 1999; Director of Pfizer, Inc. and The Black & Decker Corporation; Trustee of the University of Miami.
Director of the Company since 1988.

Maxine K. Clark, 56
Founder and Chief Executive Officer of Build-A-Bear Workshop, Inc., an operator of interactive children’s entertainment retail stores, since 1996; President and Chief Merchandising Officer of Payless ShoeSource, Inc., from 1992 until 1996; Executive Vice President for Venture Stores, Inc., from 1988 until 1992; Member of the Board of Trustees of the University of Georgia, Washington University and the International Council of Shopping Centers; Member of the Board of Directors for the Greater St. Louis Council of Girl Scouts and the Simon Youth Foundation.
Director of the Company since 2003.

DIRECTORS’ FEES
Cash Retainer and Stock Award. Company employees are not paid additional amounts for serving as directors. Directors who are not Company employees (“Non-Employee Directors”) receive:

•	an annual cash retainer of $60,000;
•	an annual restricted Common Stock award with a market value at the time of grant of $75,000 (resulting in a 2004 award of 2,184 restricted shares of Common Stock under the Company’s 2001 Equity Compensation Plan to each Non-Employee Director serving on May 14, 2004);
•	an annual cash retainer of $10,000 for the chair of the Audit Committee; and
•	an annual cash retainer of $7,500 for the chairs of the Corporate Governance Committee, the Finance Committee and the Human Resources and Compensation Committee.
      Directors are not paid a fee for meeting attendance, but are reimbursed for expenses incurred for attending any meeting which they attend in their official capacities as directors. Directors who are Representatives under an Indemnification Trust Agreement among the Company, JCP, and JPMorgan Chase Bank, as trustee, (currently Directors Engibous, Jordan, and Turner), are paid an annual retainer of $5,000 and are reimbursed for expenses of meeting attendance. During fiscal 2004, no such meetings were held. Non-Employee Directors are also paid $1,000 for each full day of service to the Company in addition to those services which they perform in connection with Board and committee responsibilities, and are reimbursed for expenses in connection with their performance of such services. During fiscal 2004, no such fees were paid.
Election to Receive Common Stock; Deferral. Directors may elect to receive all or a portion of their cash retainers and fees in Common Stock. As of the end of fiscal 2004, three directors had elected to receive all or part of their cash retainers and fees in Common Stock. A director may also elect to defer payment of all or part of any of the above fees under the terms of a deferred compensation plan for directors. As of the end of fiscal 2004, one director had elected such deferral. No Non-Employee Director receives any retirement benefits from the Company. All deferrals will be in compliance with Section 409A of the Internal Revenue Code of 1986, as amended (“Code”) for any compensation earned after January 1, 2005, as applicable.
Directors’ Charitable Award Program. Five of the current directors are eligible to participate in the Company’s Directors’ Charitable Award Program (“Charitable Award Program”). The Charitable Award Program is designed to acknowledge the service of directors and to benefit and recognize the mutual interest of directors and the Company in supporting worthy charitable and educational institutions. Pursuant to the Charitable Award Program, the Company has purchased joint life insurance policies on groups of directors. Each group generally consists of two directors with the Company named as the beneficiary of each joint life policy. With respect to each group, the Company will receive a $1,000,000 death benefit upon the death of the second director of the group. The Company in turn has informally agreed to donate a total of $1,000,000; $500,000 upon the earlier of (i) five years after the date of death of the first director of the group to die or (ii) the death of the second director of the group, and an additional $500,000 upon the death of the second director of the group, to one or more charitable organizations as recommended by the individual directors. Because all charitable deductions accrue solely to the Company, the individual directors derive no financial benefits from this Program. This Program was frozen by the Board in September 2000.
REPORT OF HUMAN RESOURCES AND COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION
The Company’s compensation policies are established and implemented by the Human Resources and Compensation Committee of the Board of Directors (“Committee”), which is composed entirely of independent Non-Employee Directors. In addition to determining and approving annual salaries of senior executives who are not directors and making recommendations to the full Board regarding the annual salaries of employee directors, the Committee oversees payments under the Company’s incentive compensation programs and makes awards under the Company’s 2001 Equity Compensation Plan (“Equity Plan”). In carrying out these responsibilities, the Committee is advised by outside consultants with respect to the competitiveness of the Company’s executive compensation policies and programs and, as needed, meets with these consultants without any Company representative being present. As discussed more fully below, the Company’s cash incentive awards are generally determined by overall Company results.
Compensation Philosophy. Compensation is generally tied directly to the achievement of the Company’s annual and long-term performance goals. In this manner, the Company believes it can attract and retain executives who are most able to contribute to the long-term success of the Company and the enhancement of stockholder value. In general, an executive’s compensation package consists of: (i) base salary; (ii) annual profit incentive compensation; and (iii) long-term incentive compensation in the form of equity. (See “Summary Compensation Table” on page 18.) As an executive’s responsibilities increase, a greater portion of his or her compensation is linked to Company performance.
Base Salary and Incentive Compensation Payments. Total annual cash compensation consists of base salary and annual profit incentive compensation. Total annual cash compensation targets are set by the Committee from a range determined by the executive’s responsibilities and reflect the market value of an executive’s job as well as its value to the Company. In determining annual cash compensation targets, consideration is given to the following factors: job responsibilities and tasks; knowledge, skills, and experience required for successful job performance; and competitive positioning, both within and outside the Company. No specific weighting is given to any of these factors. The Company believes it competes with the companies constituting the S&P 500 Retail Index for department stores and other major retailers in the United States as well as selected Fortune 200 companies for executive talent. In setting annual cash compensation targets, the Committee compares the Company’s cash compensation package with the cash compensation packages of these selected companies. The Company targets its total cash compensation package for its executive officers as a group, and its Chairman of the Board and Chief Executive Officer (“CEO”), at the 50th percentile of competitive pay for comparable executives. The Committee regularly reviews cash compensation levels to determine if salary increases are merited.
      Annual profit incentive compensation can be earned under the J. C. Penney Corporation, Inc. Management Incentive Compensation Program (“Incentive Program”). The Incentive Program ties incentive compensation to Company performance, with no incentive payment for performance well below plan and up to 200% of incentive targets for superior results. The goals for the Incentive Program are set at the beginning of each fiscal year consistent with the Company’s business plan.
      Prior to fiscal 2004, the Incentive Program set the incentive compensation opportunity in terms of “incentive units.” Beginning in fiscal 2004, the incentive opportunity was instead set in terms of a “target incentive opportunity” (which is a percentage of base pay) and references to “incentive plan unit values” were changed to “performance measure payout factors.” The principles and mathematical calculations remain the same. The incentive compensation calculations for 2004 were based on the target incentive opportunity assigned to each particular position and the incentive plan’s performance payout factors, which varied from business unit to business unit. The ultimate payouts for the different business units were then determined by business unit performance measured against the previously set performance measure payout factors multiplied by the target incentive opportunities for each position.
2004 Compensation. The total Company payout under the Incentive Program for 2004 was based on sales and operating profit results of continuing operations and equaled 160% of the incentive targets for 2004 as compared to an equivalent of 150% in 2003 and 145% in 2002. The Incentive Program payout for Messrs. Cavanaugh, Davis, Hicks, Lotter, Raish, Questrom, Ullman and Ms. Castagna was 160%

based on total Company results. Mr. Ullman’s payout was pro rata for the length of his tenure at the Company during the 2004 fiscal year.
Equity Awards. The Company makes equity awards to eligible employees to further align their interests with stockholders. Generally, an executive’s participation in the Equity Plan and the size of the award are a function of the executive’s position. The Committee does not consider the amounts and terms of prior grants of stock options when determining equity awards. To date, stock options and stock awards have been granted under the Equity Plan. As noted above, awards to executives take into account market data for each position.
      As of February 28, 2005, fair-market value, non-qualified stock options covering approximately 3,100,000 shares of Common Stock under the Equity Plan were granted to approximately 1,600 management employees of the Company at an option price of $44.69 per share. The 2005 grants generally become exercisable over a three-year period, one-third on each of the first three anniversaries of the grants.
      The Company has never reduced the exercise prices of outstanding stock options under the present or any prior equity plan. Also, all options granted by the Company have been and must be set at the fair market value as of the date of the grant.
      For the past two years, the Committee has been reviewing the Company’s equity award practices. The Committee has considered major changes in the current environment for equity compensation, including:

•	the impact of stock option expensing on Company financials;
•	best practices and developing trends in the retail industry and among other large, public companies; and
•	the interests of stockholders, particularly with respect to voting power dilution.
As in the past, the purpose of equity awards remains the alignment of the interests of senior management with those of stockholders. To address the current environment and best practices regarding equity compensation, the Committee is recommending adoption of the 2005 Equity Compensation Plan (see discussion beginning on page 29).
CEO Performance Evaluation
Mr. Ullman is evaluated in his roles as Chairman of the Board and as CEO. The Committee met in executive session to set the performance objectives used to evaluate Mr. Ullman’s performance. The Committee then met in executive session with all other Non-Employee Directors to discuss and finalize the performance objectives. The performance objectives established to evaluate Mr. Ullman’s performance cover such areas as strategic planning, leadership, and organizational development abilities, as well as the financial results of the Company.
      At the conclusion of the fiscal year, the Committee will evaluate Mr. Ullman’s performance. The evaluation will be reviewed with Mr. Ullman and his performance will be discussed with him in a meeting with all of the non-employee directors.
CEO Compensation
Myron E. Ullman, III. Effective December 1, 2004 Myron E. Ullman, III was elected Chairman and CEO of the Company succeeding Allen Questrom, who terminated his employment with the Company for “good reason” effective December 22, 2004.
      Pursuant to an agreement entered into with the Company as of December 1, 2004, Mr. Ullman receives a base salary of $1,500,000, which amount will be reviewed by the Board of Directors annually. He is eligible for annual profit incentive compensation under the Incentive Program, with a target amount of 100% of base salary guaranteed from December 1, 2004 through January 31, 2005. Thereafter, his target bonus is set at 100% of base salary, with a maximum potential payout of 200% of base salary, all such payouts based upon Company performance. The Company issued to Mr. Ullman on his starting date $3,000,000 in vested restricted stock units (80,299 units based on the closing price of Company Common Stock on October 27, 2004), payable six months after his termination from service, but if termination is voluntary or for retirement, payable six months after separation from service or January 1, 2008, whichever is later. Dividend equivalents are issued on these restricted stock units. These dividend equivalents are re-invested in additional stock units, rolled up and paid out in additional shares of Common Stock at the time the original grant of restricted stock units is paid out. Mr. Ullman also received $6,000,000 in restricted stock as of December 1, 2004 (160,599 shares of Common Stock based on the closing price of JCPenney stock on October 27, 2004), vesting 20% per year beginning December 1, 2005, subject to his continued employment on each vesting date. Mr. Ullman will receive long-term incentive awards commencing with fiscal year 2006. The value of each award will be up to $6,000,000, as determined in the discretion of the Board of Directors annually, based on performance measures and other criteria to be set by the Board.
Allen Questrom. As a result of the Board’s early completion of its search for Mr. Questrom’s successor culminating in Mr. Ullman’s appointment, Mr. Questrom resigned as Chairman and CEO effective December 1, 2004 and terminated employment with the Company for “good reason” as of December 22, 2004. The Company and Mr. Questrom then entered into an agreement (“Questrom Agreement”) on December 22, 2004 to address this change in circumstance.
      The Questrom Agreement provided all payments and benefits that Mr. Questrom was entitled to receive under his Employment Agreement dated July 21, 2000 (“Questrom Employment Agreement”) as if he had remained as Chairman and CEO through September 2005. These benefits include:

•	Payment, as of December 22, 2004 of his annual base salary that was earned but unpaid as of that date in the amount of $78,261;
•	Full vesting as of December 22, 2004 of all stock options and restricted stock units previously granted and the subsequent issuance to Mr. Questrom, in redemption of the restricted stock units, of 1,790,681 shares of Company Common Stock;
•	Payment, as of December 22, 2004, in respect of accrued and unused vacation in the amount of $129,808;
•	Lump sum for his Annual Base Salary from December 23, 2004 through September 30, 2005 and prorated 2005 annual bonus at target, in the amount of $1,946,739, to be paid on or about June 23, 2005;
•	Actual 2004 bonus in the amount of $2,160,000 that would have been received had he remained employed by the Company through the end of fiscal 2004, to be paid on or about June 23, 2005;
•	2005 Long-term Incentive Compensation based on 240% of the sum of his then current Annual Base Salary and 2005 annual bonus at target in the amount of $6,480,000, less any offset caused by settlement in cash or other property of any equity award received after the date of the Questrom Employment Agreement from Mr. Questrom’s former employer, Barney’s New York, Inc., to be paid on or about June 23, 2005; and
•	Accrual of Mr. Questrom’s supplemental pension benefit in accordance with its terms through September 2005, resulting in a pension benefit to be paid out in five equal installments of $1,067,520 per year beginning on January 1, 2006.
      The amounts attributable to Mr. Questrom’s fiscal 2004 compensation are shown in the Summary Compensation Table on page 18. The value of Common Stock received upon the vesting of the restricted stock units which were awarded to him over the five-year term of the Questrom Employment Agreement, including those attributable to re-invested dividend payments, as of December 22, 2004, the date of issuance of the Common Stock, was $72,791,171.

      As discussed above, the Company’s executive compensation philosophy emphasizes incentive compensation tied to Company performance. The deductibility of executive compensation may be limited in certain circumstances by Section 162(m) of the Code. The Company’s current Equity Plan and its proposed 2005 Equity Compensation Plan are intended to satisfy the requirements of Section 162(m) regarding stock option grants and restricted stock awards. With respect to the Company’s other compensation programs, the Committee believes that these programs provide the necessary incentives and flexibility to promote the Company’s performance-based compensation philosophy while being consistent with Company culture and objectives and, accordingly, has determined not to amend these plans at this time. For fiscal 2004, the deductibility limitations of Section 162(m) applied to compensation paid to three Company executives.
Human Resources and Compensation Committee

B. Osborne, Chair	K. B. Foster
C. C. Barrett	R. G. Turner
M. K. Clark
Compensation Committee Interlocks and Insider Participation
The Human Resources and Compensation Committee is composed entirely of persons who are neither employees nor former or current officers of the Company. There is not, nor was there during fiscal 2004, any Compensation Committee interlock or insider participation on this Committee.
OTHER COMPENSATION ARRANGEMENTS
Employment Agreements
Robert B. Cavanaugh. JCP entered into an Employment Agreement with Mr. Cavanaugh effective as of May 1, 2002 (“Cavanaugh Agreement”), pursuant to which Mr. Cavanaugh serves as the Company’s Chief Financial Officer. The Cavanaugh Agreement provides for an initial term of three years, with an initial annual base salary of $500,000. Mr. Cavanaugh’s current base salary under the Cavanaugh Agreement is $615,250. Pursuant to this Agreement, he is also entitled to annual performance-based incentive compensation under the Company’s Incentive Program, with a target incentive opportunity of 50% of base salary and maximum incentive amount of 100% of base salary. Mr. Cavanaugh also participates in the Equity Plan and other Company benefit plans generally provided or made available to senior employees. JCP and Mr. Cavanaugh have entered into a subsequent employment agreement to be effective May 1, 2005, which contains substantially the same terms and conditions as the original Cavanaugh Agreement and sets, subject to subsequent review, his annual base salary at $615,250.
Ken C. Hicks. On February 16, 2005, the Company entered into an agreement (“Hicks Agreement”) with Mr. Hicks, the Company’s President and Chief Merchandising Officer. Pursuant to the Hicks Agreement, Mr. Hicks will receive, effective as of January 1, 2005, an annual base salary of $765,000, which amount will be reviewed annually beginning in March 2006. He is eligible for annual performance-based incentive compensation under the Incentive Program, with a target incentive opportunity of 50% of base salary and a maximum incentive amount of 100% of base salary. The Hicks Agreement also provides that the prior employment agreement between JCP and Mr. Hicks dated July 15, 2002, was terminated as of February 16, 2005. Mr. Hicks also participates in the Equity Plan and other Company benefit plans generally provided or made available to senior employees. On January 3, 2005 he received 13,813 restricted stock awards, all of which will vest on January 3, 2008, and a stock option grant for 50,000 shares of Common Stock, with an exercise price of $41.87, which options will vest pro rata over a three-year period and become 100% vested on January 1, 2008. Also, pursuant to the Hicks Agreement, he received a stock option grant for 8,499 shares of Common Stock with an exercise price of $44.31, which options will vest pro rata over a three-year period, becoming fully vested on February 16, 2008.
Steven F. Raish. JCP entered into an Employment Agreement with Mr. Raish effective as of May 1, 2002 (“Raish Agreement”), pursuant to which Mr. Raish serves as the Company’s Chief Information Officer. The Raish Agreement provides for an initial term of three years, with an initial annual base salary of $335,000. Mr. Raish’s current base salary under the Raish Agreement is $405,000. Pursuant to this Agreement he is also entitled to annual performance-based incentive compensation under the Incentive Program, with a target incentive opportunity of 50% of base salary and a maximum incentive amount of 100% of base. Mr. Raish also participates in the Equity Plan and other Company benefit plans generally provided or made available to senior employees. JCP and Mr. Raish have entered into a subsequent employment agreement effective May 1, 2005, which contains substantially the same terms as the original Raish Agreement and sets, subject to subsequent review, his annual base salary at $405,000.
Vanessa J. Castagna. Ms. Castagna, former Executive Vice President, Chairman and CEO of JCPenney Stores, Catalog, and Internet of the Company resigned from the Company effective November 30, 2004, in accordance with the terms of her Employment Agreement, as amended. Pursuant to her Employment Agreement, as amended, she will be paid an amount equal to two years of her grand total earnings (base salary plus bonus), the portion payable as base salary to be paid on a monthly basis and the bonus portion (for the fiscal year ended January 29, 2005 being the amount of actual award payable and for subsequent fiscal years being the lesser of the target award or the actual award payable) to be paid in or about March of each year. Payments of salary to and including January 31, 2005 and the March 2005 bonus payment for fiscal 2004 are not subject to reduction for any payment Ms. Castagna may receive from another employer; however, beginning February 1, 2005 and continuing through November 30, 2006 monthly salary payments and future bonus payments will be subject to reduction for any payment she may receive from another employer. The amounts attributable to fiscal 2004 compensation are shown in the Summary Compensation Table on page 18.

FIVE-YEAR TOTAL STOCKHOLDER RETURN COMPARISON
The following is a line-graph presentation comparing JCPenney’s cumulative five-year stockholder returns on an indexed basis with the S&P 500 Stock Index and the S&P 500 Retail Index for department stores. A list of these companies follows the graph below:

S&P DEPARTMENT STORES:
JCPenney, Dillard’s, Federated, Kohl’s, May, Nordstrom, Sears

	1999	2000	2001	2002	2003	2004

JCPenney	100	74	140	118	163	263

S&P 500	100	101	85	66	88	93

S&P Dept. Stores	100	128	144	101	135	158

The stockholder returns shown are neither determinative nor indicative of future performance.

EXECUTIVE COMPENSATION
Summary Compensation Table

							Long-Term Compensation

		Annual Compensation					Awards			Payouts

									Securities
					Other		Restricted		Underlying
					Annual		Stock		Options/	LTIP	All Other
Name and					Compensation		Award(s)		SARs	Payouts	Compensation
Principal Position	Year	Salary ($)	Bonus ($)		($)		($)(1)		(#)(2)	($)	($)(3)

Ullman, III, M.E.*	2004	250,000	406,558		9,301	(4)	9,419,112	(5)
(Chairman of the Board and Chief Executive Officer)

Questrom, A.**	2004	1,203,261	2,160,000		115,676	(6)	6,315,559	(7)	92,571	—	129,808
(Chairman of the Board	2003	1,350,000	2,025,000		72,305	(6)	5,400,309	(7)	259,200	—	6,000
and Chief Executive Officer)	2002	1,350,000	1,957,500		208,368	(6)	3,598,982	(7)	459,119	—	5,500

Hicks, K. C.	2004	671,667	537,508		—		572,134	(8)	110,000	—	34,206
(President and Chief	2003	643,333	418,167		123,515	(6)	—		60,000	—
Merchandising Officer)	2002	341,938	247,905		—		180,600	(8)	50,000	—

Castagna, V. J.***	2004	616,667	1,044,880		—		—		100,000	—	224,487
(Executive Vice President,	2003	736,667	877,646		—		—		100,000	—	48,872
Chairman and Chief Executive	2002	700,000	895,737		—		—		100,000	—	5,500
Officer — JCPenney Stores, Catalog and Internet)

Cavanaugh, R. B.	2004	611,896	720,368	(9)	—		—		75,000	—	6,494
(Executive Vice President	2003	568,750	426,563		—		—		75,000	—	6,000
and Chief Financial Officer)	2002	500,000	362,500		—		—		75,000	—	6,000

Davis, G. L.	2004	554,850	443,933		—		—		75,000	—	30,333
(Executive Vice President,	2003	538,750	404,063		—		—		75,000	—	6,000
Chief Human Resources and	2002	525,000	380,625		—		—		75,000	—	5,500
Administration Officer)

Lotter, C. R.****	2004	552,764	667,683	(9)	—		—		75,000	—	160,228
(Executive Vice President,	2003	603,015	452,261		—		—		75,000	—	31,206
Secretary and General Counsel)	2002	603,015	437,186		—		—		75,000	—	31,206

Raish, S. F.	2004	402,500	322,098		—		—		75,000	—	21,501
(Executive Vice President and	2003	371,667	278,750		—		—		75,000	—	18,336
Chief Information Officer)	2002	335,000	242,875		—		—		75,000	—	17,373

*	Mr. Ullman joined the Company on December 1, 2004.
**	Mr. Questrom terminated employment with the Company on December 22, 2004.
***	Ms. Castagna resigned from the Company effective November 30, 2004.
****	Mr. Lotter retired from the Company on December 31, 2004.

(1)	The value of these awards as set forth in this table is based upon the closing price of the Common Stock on the date of grant. The future value realized on these awards may differ from the values reported here. Dividends and dividend equivalents are paid on the shares of restricted Common Stock and stock units, respectively, from the date of grant.
(2)	No SARs have been granted since 1987.
(3)	Represents for Messrs. Questrom and Lotter vacation payouts of $129,808 and $115,964, respectively; for Ms. Castagna vacation payout of $71,154, outplacement of $30,000, and severance for December 2004 and January 2005 of $123,333. For Messrs. Lotter, Cavanaugh, Davis, Hicks and Raish these amounts represent for the current fiscal year, Company contributions or allocations under the Savings Plan and, where applicable, Mirror Savings Plan, respectively: for Mr. Lotter, $6,104 and $38,160; for Mr. Cavanaugh $6,494; for Mr. Davis, $6,494 and $23,839; for Mr. Hicks, $6,494 and $27,712; and for Mr. Raish, $6,494 and $15,007. For a description of the Mirror Savings Plan, see page 22.
(4)	This amount reflects legal fees paid to or on behalf of Mr. Ullman in connection with his employment by the Company.
(5)	On December 1, 2004, Mr. Ullman received 160,599 restricted stock awards which are to vest 20% per year beginning December 1, 2005. Also, on December 1, 2004, Mr. Ullman received 80,299 restricted stock units payable six months after his termination from service, but if termination is voluntary or for retirement, payable six months after separation from service or January 1, 2008, whichever is later. The value of these awards shown in the table is based on the closing price of Common Stock on December 1, 2004. Mr. Ullman receives dividends on these restricted stock awards and dividend equivalents on the restricted stock units.
(6)	These amounts reflect payments for certain perquisites made for or on behalf of Messrs. Questrom and Hicks. Of this amount, for Mr. Questrom for 2004, $92,032 was for airfare and transportation and the balance for miscellaneous other perquisites; for 2003, $48,661 was for airfare and transportation and the balance was for miscellaneous other perquisites; and for 2002, $104,034 was for legal and relocation, $81,640 was for airfare and transportation, and the balance was for miscellaneous other perquisites; for Mr. Hicks, for 2003, $110,464 was for relocation and the balance was for miscellaneous other perquisites.
(7)	On February 25, 2002, Mr. Questrom received 181,675 restricted stock units, which were to vest 33%, 33%, and 34%, respectively, on the anniversary of the grant over a three-year period beginning on February 25, 2003, but which all vested on December 22, 2004 as discussed on page 14. The value of this award shown in the table is based on the closing price of Common Stock ($19.81) on the date of grant. The value of this award on January 28, 2005 was $7,574,031. On February 24, 2003, Mr. Questrom received an additional 278,510 restricted stock units, which were to vest 33 1/3% on the anniversary of the grant over a three-year period beginning on February 24, 2004, but which all vested on December 22, 2004 when he terminated his employment with the Company, as discussed on page 14. The value of this award shown in the table is based on the closing price of Common Stock ($19.39) on the date of grant. The value of this award on January 28, 2005, was $11,611,082. On March 1, 2004, Mr. Questrom was awarded 201,389 shares of restricted stock units, which were to vest 50% on March 1, 2005 and 50% on September 30, 2005, but which all vested on December 22, 2004, as discussed on page 14. The value of this award on January 28, 2005, was $8,395,907. On March 1, 2004, he received a grant for 92,571 stock options at $31.06 per share, which were to vest 50% on March 1, 2005 and 50% on September 30, 2005, but which all vested on December 22, 2004. Mr. Questrom received dividends on all restricted stock awards and dividend equivalents on all restricted stock units.
(8)	On January 3, 2005, Mr. Hicks received 13,813 restricted stock awards all of which will vest on January 3, 2008. The value of this award shown in the table is based on the closing price of the Common Stock ($41.42) on the date of grant. On July 15, 2002, Mr. Hicks received 10,000 restricted stock awards all of which will vest on July 15, 2005. The value of this award shown in the table is based on the closing price of the Common Stock ($18.06) on the date of grant. The value of these awards on January 28, 2005 was $575,864 and $416,900, respectively. Mr. Hicks receives dividends on both of these restricted stock awards.
(9)	These amounts include payments under the “Eckerd Transaction Incentive Recognition Program” reflecting cash bonuses for key employees involved in the sale of the Company’s drugstore operations, of $226,131 for Mr. Lotter and $230,719 for Mr. Cavanaugh.

Option/SAR Grants in Last Fiscal Year
The following table provides information regarding stock options granted to the Named Executive Officers during fiscal 2004. Except as otherwise noted, such options are exercisable pro rata over a three-year period from the date of the grant. The values assigned to each reported option are shown using arbitrarily assumed annualized rates of stock price appreciation of 5% and 10% over the full 10-year term of the options. In assessing these values it should be kept in mind that regardless of the theoretical value that is placed on a stock option on the date of grant, its ultimate value will be dependent on the market value of the Company’s Common Stock at a future date, and as a result of the efforts of such executives to contribute to the creation of sustainable stockholder wealth.

Individual Grants
						Potential
	Number of					Realizable
	Securities		% of Total			Value at
	Underlying		Options/SARs	Exercise		Assumed Annual
	Options/SARs		Granted to	or Base		Rates of Stock
	Granted		Employees in	Price	Expiration	Price Appreciation
Name	(#)(1)		Fiscal Year	($/h)	Date	for Option Term(2)

						5%	10%

Ullman, III, M. E.*	-0-		-0-	-0-	—	-0-	-0-
(Chairman of the Board and
Chief Executive Officer)
Questrom, A.**	92,571	(3)	2.8%	$31.06	02/28/14	$1,808,233	$4,582,415
(Chairman of the Board and
Chief Executive Officer)
Hicks, K. C.	50,000		1.5%	$41.87	01/02/15	$1,316,591	$3,336,500
(President and Chief	60,000		1.8%	$31.06	02/28/14	$1,172,008	$2,970,098
Merchandising Officer)
Castagna, V. J.***	100,000	(4)	3.0%	$31.06	02/28/14	$1,953,347	$4,950,164
(Executive Vice President,
Chairman and Chief
Executive Officer —
JCPenney Stores,
Catalog and Internet)
Cavanaugh, R. B.	75,000		2.2%	$31.06	02/28/14	$1,465,010	$3,712,623
(Executive Vice President
and Chief Financial Officer)
Davis, G. L.	75,000		2.2%	$31.06	02/28/14	$1,465,010	$3,712,623
(Executive Vice President,
Chief Human Resources
and Administration Officer)
Lotter, C. R.****	75,000	(5)	2.2%	$31.06	02/28/14	$1,465,010	$3,712,623
(Executive Vice President,
Secretary and General Counsel)
Raish, S. F.	75,000		2.2%	$31.06	02/28/14	$1,465,010	$3,712,623
(Executive Vice President
and Chief Information Officer)

*	Mr. Ullman joined the Company on December 1, 2004.

**	Mr. Questrom terminated his employment with the Company on December 22, 2004.

***	Ms. Castagna resigned from the Company effective November 30, 2004.

****	Mr. Lotter retired from the Company on December 31, 2004.

(1)	No SARs were granted in the last fiscal year.
(2)	The dollar amounts under these columns are the result of calculations at the 5% and 10% rates set by the Securities and Exchange Commission and, therefore, are not intended to forecast possible future appreciation, if any, of the Company’s stock price.
(3)	This grant was originally to vest 50% on March 1, 2005 and 50% on September 30, 2005; it vested in its entirety on December 22, 2004 pursuant to Mr. Questrom’s termination of his employment for “good reason.”
(4)	This grant was forfeited in its entirety when Ms. Castagna resigned from the Company effective November 30, 2004.
(5)	This grant was fully vested upon Mr. Lotter’s retirement.

Aggregated Option/SAR Exercises In Last Fiscal Year And
Fiscal Year-End Option/Sar Values
The following table shows stock option exercises by Named Executive Officers during fiscal 2004, including the aggregate value of gains on the date of exercise. In addition, this table includes the number of shares covered by both exercisable and non-exercisable stock options at fiscal year-end. Also reported are the values for “in-the-money” options which represent the positive spread between the exercise price of any such existing stock options and the fiscal 2004 year-end price of the Company’s Common Stock.

			Number of
			Securities
			Underlying		Value of
			Unexercised		Unexercised
			Options/		In-the-Money
			SARs at		Options/SARs at
			FY-End (#)		FY-End ($)
	Shares Acquired	Value	Exercisable(E)/		Exercisable/
Name	on Exercise (#)	Realized ($)	Unexercisable(U)		Unexercisable(1) ($)

Ullman, III, M. E.*	-0-	-0-	-0-		-0-
(Chairman of the Board and Chief Executive Officer)
Questrom, A.**	2,850,000	$64,875,809	1,460,890	(E)	$33,240,470
(Chairman of the Board and Chief Executive Officer)
Hicks, K. C.	16,666	$303,488	76,667	(E)	$1,728,841
(President and Chief			126,667	(U)	$1,037,641
Merchandising Officer)
Castagna, V. J.***	206,750	$4,467,590	103,500	(E)	-0-
(Executive Vice President, Chairman and Chief Executive Officer — JCPenney Stores Catalog and Internet)
Cavanaugh, R. B.	211,625	$4,479,527	20,400	(E)	$63,309
(Executive Vice President			75,000	(U)	$797,250
and Chief Financial Officer)
Davis, G. L.	181,000	$4,040,400	144,750	(E)	$1,863,840
(Executive Vice President,			75,000	(U)	$797,250
Chief Human Resources
and Administration Officer)
Lotter, C. R.****	256,000	$5,262,500	159,000	(E)	$999,840
(Executive Vice President, Secretary and General Counsel)
Raish, S. F.	67,250	$1,383,227	130,275	(E)	$2,352,713
(Executive Vice President			75,000	(U)	$797,250
and Chief Information Officer)

*	Mr. Ullman joined the Company on December 1, 2004.

**	Mr. Questrom terminated his employment with the Company on December 22, 2004.

***	Ms. Castagna resigned from the Company effective November 30, 2004.

****	Mr. Lotter retired from the Company on December 31, 2004.

(1)	Value is based on the closing price on the last trading day of the fiscal year, January 28, 2005, which was $41.69.

RETIREMENT PLANS
Mirror Savings Plan. Participant contributions to qualified savings plans were limited in 2004 by a $205,000 compensation limit imposed by the Internal Revenue Service. The Board of Directors of JCP approved the J. C. Penney Corporation, Inc. Mirror Savings Plan primarily as a vehicle for employees earning more than the compensation limit to defer a portion of their base salary and incentive compensation payments exceeding the compensation limit as a means of saving for retirement. Participants in the Mirror Savings Plan elect to defer a percentage of their compensation each year. Deferred amounts are generally payable upon a participant’s retirement, death, or other separation from JCP. Any election to defer contributions into the Mirror Savings Plan and any election to defer distribution from the Mirror Savings Plan will be in compliance with Section 409A of the Code, if applicable.
Defined Benefit Retirement Plans. The Company has a defined benefit Pension Plan (“Pension Plan”), a Benefit Restoration Plan (“BRP”) and a Supplemental Retirement Plan for Management Profit-Sharing Associates (“SRP”). Participation in the SRP is limited to employees who were eligible for participation on or prior to December 31, 1995. No benefit will be paid to a participant in the Pension Plan, BRP or SRP unless the participant meets the age, service and other requirements of the applicable plan at the time the participant terminates employment. Any election to defer distribution from the SRP or BRP will be in compliance with Section 409A of the Code, if applicable. Below are two tables, the first showing the benefits available under the Company’s Pension Plan and BRP and the second showing the benefits available under the SRP to management profit-sharing employees employed on December 31, 1995. The actual benefits for Named Executive Officers who terminated employment with the Company during 2004 are disclosed below under the heading “Benefits for Former Executives.”
Eligibility. Messrs. Cavanaugh, Davis, Hicks and Raish are currently eligible to participate in the Pension Plan and BRP; Messrs. Cavanaugh, Davis and Raish are also eligible for the SRP. Upon completion of one year of service, as defined in the Pension Plan, Mr. Ullman will become eligible to participate in the Pension Plan and BRP. Accordingly, Mr. Hicks’ estimated retirement amounts are found using the Estimated Annual Retirement Income — Pension and Benefit Restoration Plans Table below. However, because Messrs. Davis, Cavanaugh and Raish are also eligible for the SRP, their total estimated retirement income benefit amounts are shown in the Estimated Annual Retirement Income — Supplemental Retirement Plan Table on the following page. All amounts shown in the tables are estimates since it is not possible to calculate exact benefits until an employee terminates employment.
Estimated Annual Retirement Income
Pension and Benefit Restoration Plans Table

	Years of Service
Final
Average Pay*	10 Years	15 Years	20 Years	25 Years	30 Years	35 Years

$ 700,000	$85,000	$127,500	$170,000	$212,500	$215,000	$315,000
750,000	91,250	136,750	182,500	228,250	230,500	338,250
1,000,000	122,500	183,750	245,000	306,250	308,750	453,750
1,250,000	153,750	230,500	307,500	384,500	386,750	569,500
1,375,000	169,250	254,000	338,750	423,500	426,000	627,250
1,400,000	172,500	258,750	345,000	431,250	433,750	638,750

*	The Average Final Pay ranges used here are based on the Salary and Bonus shown in the Summary Compensation Table on page 18. For Pension Plan and BRP purposes, Average Final Pay is the average of the highest five consecutive full calendar years of pay (includes salary and bonus actually paid during that year) out of the last ten years of service under the Pension Plan.
     The benefit amounts shown above are based on total years of service and a Normal Retirement Date under the Pension Plan of age 65 using a straight life annuity distribution option. The Pension Plan requires five years of service or attainment of age 65 while employed by the Company before a participant will be vested and entitled to receive a benefit at retirement age. The maximum years of credited service used to compute a benefit under the Pension Plan is 35 years. “Years of credited service” are the employee’s total “years of service” with the Company less one year. Early retirement (as defined in the Pension Plan) and deferred vested benefits under the Pension Plan are subject to actuarial reductions. As of December 31, 2004, the “years of credited service” and Average Final Pay for Mr. Hicks, the only Named Executive Officer currently eligible to participate only in the Pension Plan and BRP and not the SRP, was 1.25 years of service and $1,089,834 assumed Average Final Pay.
Supplemental Retirement Plan. As indicated above, only Messrs. Cavanaugh, Davis and Raish are currently eligible for benefits under the SRP. The SRP was frozen on December 31, 1995 and includes only management profit-sharing employees who were eligible to participate in it on that date. The following table provides the estimated annual retirement income under the SRP for the “Final Earnings” amounts shown. This includes amounts attributable to the Pension Plan, BRP, Savings Plan and Mirror Savings Plan. These estimated annual retirement income awards are not reduced for the offsets discussed in the paragraphs following the table.
Estimated Benefits Annual Retirement Income
Supplement Retirement Plan Table

	Years of Service

Final Earnings*	25 Years	30 Years	35 Years	40 Years

$ 700,000	$315,000	$350,000	$367,500	$385,000
725,000	326,250	362,500	380,625	398,750
975,000	438,750	487,500	511,875	536,250
1,000,000	450,000	500,000	525,000	550,000
1,100,000	495,000	550,000	577,500	605,000
1,125,000	506,250	562,500	590,625	618,750
1,325,000	596,250	662,500	695,625	728,750
1,375,000	618,750	687,500	721,875	756,250
1,400,000	630,000	700.000	735,000	770,000

*	The Final Earnings ranges used here are based on the Salary and Bonus in the Summary Compensation Table on page 18. For SRP purposes, Final Earnings are the amounts shown in the Summary Compensation Table (includes, for example, the 2004 salary and 2004 bonus paid in 2005). Final Earnings is defined as the average of the associate’s three full or partial years of highest earnings, taking into account the year of retirement and the previous nine full calendar years of service.
     The benefit amounts shown above are based on total years of service and a “Traditional Retirement Age” under the SRP of age 60 using a straight life annuity distribution option. To be vested in an SRP benefit at termination of employment an employee must have at least 15 years of service and reach age 55 as an active employees or be age 60, and have been employed by the Company on December 31, 1995.
      Upon actual retirement, the estimated annual retirement income amounts shown in the table would be offset by the single life annuity value of the Pension Plan and BRP benefits, deemed Company contributions to the Savings Plan and Mirror Savings Plan, and the Company provided portion of the employee’s estimated Social Security benefit to determine the actual SRP benefit to be paid. If the employee qualifies for the SRP minimum benefit at age 60, the benefit becomes smaller as the employee approaches age 65 since the offsets increase at a faster rate than the SRP benefit. As of December 31, 2004, the “years of credited service” and Final Earnings for each of the Named Executive Officers participating in the SRP were: Mr. Cavanaugh, 25.75 years and $1,068,094; Mr. Davis, 39.5 years and $947,512; and Mr. Raish, 31.5 years and $655,468.
Benefits for Former Executives. Mr. Questrom, who terminated his employment with the Company for “good reason” on December 22, 2004, was not eligible for a benefit under the Pension Plan or BRP.

The Questrom Employment Agreement provided for a supplemental retirement benefit when his employment terminated. Mr. Questrom elected to receive his supplemental retirement benefit based on an annual five year payment option of $1,067,520 per year, with payment beginning January 1, 2006. Mr. Questrom’s supplemental retirement benefit was based on 12.5% of his Average Final Pay. Mr. Questrom’s Average Final Pay was $3,309,861.
      Upon his retirement on December 31, 2004, Mr. Lotter was eligible for a benefit under the Pension Plan and BRP, based on 32.25 years of credited service and Average Final Pay of $960,207. Under the terms of the Pension Plan, Mr. Lotter received a qualified joint and survivor annuity, which provides him with an annual benefit of $67,799, with payments that began in January 2005. Mr. Lotter elected to receive an annual benefit of $754,976 under the Benefit Restoration Plan that will be paid under a five year payout option with payments beginning in December 2005. Mr. Lotter will also receive a benefit from the SRP, based on 32.25 years of credited service and Final Earnings of $1,160,713. Mr. Lotter has elected the five year payout option for his SRP benefit. Accordingly, he will receive an additional annual payment of $238,840 that will be paid under the five year payout option with payments also beginning in December 2005.
      Ms. Castagna, who resigned from the Company effective November 30, 2004, is eligible for a deferred vested (age 55) annual benefit, or an unreduced annual pension benefit once she reaches Normal Retirement Age (age 65) under the Pension Plan and BRP. Ms. Castagna’s annual retirement benefit from these Plans based on 4.16 years of credited service and Average Final Pay of $1,633,056, and assuming she elects a single life annuity, would be an annual amount of $26,076 as a deferred vested benefit, or $83,658 as a Normal Retirement Age benefit.

MANAGEMENT OWNERSHIP OF COMMON STOCK
The following table shows, as of March 21, 2005, the beneficial ownership of shares of Common Stock by each present director, by the five most highly compensated present executive officers serving during the last fiscal year, and the Company’s former chairman and CEO and two former executive officers who also are deemed to be Named Executive Officers (the “Named Executive Officers”), and by all present directors and all executive officers of the Company as a group. The information includes shares held under certain restrictions and, in the case of executive officers, also includes the number of shares of Common Stock credited to their accounts under the Company’s Savings Plan. The combined beneficial ownership of shares of Common Stock of each director and present Named Executive Officer and of all directors and present executive officers as a group (not including shares attributable to unexercised and unexpired options) constitutes approximately ..13% of the total Common Stock as of March 21, 2005. No director’s or present Named Executive Officer’s beneficial ownership of shares of Common Stock voting equivalents exceeds 1% of the total Common Stock as of March 21, 2005.

			Number of Shares Included in
			Previous Column Attributable to
	Number of Shares		Options Exercisable Within
Name or Group	Beneficially Owned(1)		60 Days of March 21, 2005

Directors:
C. C. Barrett	4,128		0
M. A. Burns	25,820		8,800
M. K. Clark	5,797		0
T. J. Engibous	22,658		0
K. B. Foster	13,599		0
V. E. Jordan, Jr.	31,092		12,000
B. Osborne	11,410		0
L. H. Roberts	18,739		0
R. G. Turner	19,420		1,600
M. E. Ullman, III*	160,599	(2)	0
Named Executive Officers(3)
A. Questrom**	2,427,165	(5)	551,690
K. C. Hicks	126,800		96,667
V. J. Castagna***	70,990	(5)	0
R. B. Cavanaugh	48,985		43,800
G. L. Davis	100,250		88,000
C. R. Lotter****	37,067	(5)	36,000
S. F. Raish	169,169		154,025
All present directors and executive officers as a group(4)	758,466		404,892

*	Mr. Ullman joined the Company on December 1, 2004.
**	Mr. Questrom terminated his employment with the Company on December 22, 2004.
***	Ms. Castagna resigned from the Company effective November 30, 2004.
****	Mr. Lotter retired from the Company effective December 31, 2004.

(1)	Includes only those stock options that are exercisable or become exercisable within 60 days of March 21, 2005.
(2)	Does not include 80,299 restricted stock units awarded to Mr. Ullman. (See pages 13 and 14.)
(3)	In addition to Mr. Ullman, who also serves as a director.
(4)	Excludes shares of Mr. Questrom who terminated employment with the Company, Mr. Lotter who retired and Ms. Castagna who resigned from the Company in fiscal 2004.
(5)	Stock ownership in the “beneficially owned” column for Messrs. Questrom and Lotter and Ms. Castagna reflect their direct holdings as of the last day of the respective months in which they last served as executive officers of the Company (December 2004 for Messrs. Questrom and Lotter; November 2004 for Ms. Castagna), along with options exercisable within 60 days of such date. For Mr. Questrom, this column also includes restricted stock units which were converted into shares of Common Stock at the time he terminated his employment with the Company.

Section 16(a) Beneficial Ownership Reporting Compliance
Section 16(a) of the Exchange Act requires that the Company’s executive officers and directors file reports of their ownership and changes in ownership of Common Stock on Forms 3, 4, and 5 with the SEC and NYSE. Due to an administrative error, the Form 3 filed on behalf of Mr. Hicks on July 26, 2004 failed to list 10,000 shares of restricted stock that he owned on such date, and over-reported by 16,666 the number of stock options then held by him.
EQUITY COMPENSATION PLAN(S) INFORMATION
The following table shows the number of options and other awards outstanding under the 2001 Equity Compensation Plan as of January 29, 2005, as well as the number of shares remaining available for grant under the Plan. Also listed is the number of shares issued outside of a security holder approved plan.

	Number of Securities to		Weighted-Average	Number of Securities Remaining Available
	be Issued Upon Exercise		Exercise Price of	for Future Issuance Under Equity
	of Outstanding Options,		Outstanding Options,	Compensation Plans (Excluding
Plan Category	Warrants and Rights		Warrants and Rights	Securities Reflected in Column (a))

Equity compensation plans approved by security holders	13,181,000	(1)	$34	5,700,000
Equity compensation plans not approved by security holders(2)	650,000		$16	—

Total	13,831,000		$33	5,700,000	(3)

(1)	Does not include 80,299 restricted stock units awarded to Mr. Ullman. (See pages 13 and 14.)
(2)	The J. C. Penney Company, Inc. 2000 New Associate Equity Plan (the “2000 Plan”) was adopted by JCP’s Board of Directors in July 2000, as a limited plan designed to create an equity pool to be issued to non-associates as an inducement to their entering into employment contracts with the Company. A total of 5,500,000 shares were authorized for issuance under the 2000 Plan; only one option issuance of options to purchase 3,500,000 shares, was made pursuant to the 2000 Plan. The 2000 Plan was in effect from September 12, 2000, until June 1, 2001, when the J. C. Penney Company, Inc, 2001 Equity Compensation Plan, which received stockholder approval, took effect. Pursuant to the 2000 Plan, options for 650,000 shares remained as issued, outstanding and unexpired as of year-end. These options were exercised in February 2005.
(3)	As of March 21, 2005, the record date, the number of shares remaining available was approximately 2,800,000, reflecting awards that were made as of February 28, 2005. It is also expected that this amount will be decreased further by the number of shares to be awarded to the directors as part of their annual fees following the Annual Meeting of Stockholders. (See Directors’ Fees, page 11.)
AUDIT FUNCTION
Report of Audit Committee
Composition and Qualifications. The Audit Committee of the Board of Directors (the “Audit Committee”) is composed of five independent directors and operates under a written charter, in accordance with applicable rules of the SEC and the NYSE. The Corporate Governance Committee and the full Board of Directors considers membership for the Audit Committee annually. The current members of the Audit Committee are C. C. Barrett, T. J. Engibous, K. B. Foster, L. H. Roberts and M. A. Burns, who serves as its chair. All members are “financially literate” and Mr. Burns, the Chair, has been determined by the Board to be an “audit committee financial expert”, as those terms are defined by the NYSE and the SEC.
Purpose. The purpose of the Audit Committee is to assist the Board in monitoring: (i) the Company’s financial reporting process, including internal control over financial reporting; (ii) the Company’s compliance with legal and regulatory requirements; (iii) the independence and qualifications of the Company’s independent auditor; and (iv) the performance of the Company’s internal auditors and independent auditor.
Responsibilities. Management is responsible for maintaining adequate internal control over financial reporting and KPMG LLP is responsible for expressing opinions on the conformity of the Company’s audited consolidated financial statements with U.S. generally accepted accounting principles and on management’s assessment of the effectiveness of the Company’s internal control over financial reporting. In addition, KPMG LLP will express its own opinion on the effectiveness of the Company’s internal control over financial reporting. The Audit Committee’s responsibility is to monitor and oversee these processes. The Audit Committee is also solely responsible for the selection and termination of the Company’s independent auditor, including the approval of audit fees and non-audit services provided by and fees paid to the independent auditor.
Review of Financial Information. In this context, the Audit Committee has met and held discussions with management of the Company who represented to the Audit Committee that the Company’s audited consolidated financial statements were prepared in accordance with U.S. generally accepted accounting principles. The Audit Committee has reviewed and discussed the audited consolidated financial statements, management’s assessment of the effectiveness of the Company’s internal control over financial reporting and KPMG LLP’s evaluation of the Company’s internal control over financial reporting with both management and the independent auditor. The Audit Committee also discussed with the independent auditor the matters required to be discussed by the Statement on Auditing Standards No. 61, as amended (Communication with Audit Committees). The Audit Committee has received the written disclosures and the letter from the independent auditor required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed with the independent auditor its independence. The Audit Committee also participated in the certification process relating to the filing of certain reports pursuant to the Exchange Act.
Inclusion of Consolidated Financial Statements in Form 10-K. Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended January 29, 2005 for filing with the SEC.
Independent Auditor. The Audit Committee also recommends that the Company’s stockholders ratify KPMG LLP as the Company’s independent auditor for the 2005 fiscal year.
Audit Committee

M. A. Burns, Chair	T. J. Engibous	L. H. Roberts
C. C. Barrett	K. B. Foster

Audit and Other Fees
The following table presents fees for professional services rendered by KPMG LLP for the audit of the Company’s annual consolidated financial statements for the fiscal years ended January 31, 2004 and January 29, 2005 and fees billed for other services rendered by KPMG LLP.

	Fiscal	Fiscal
	2003	2004

Audit Fees(1)	$2,446,994	$3,421,420
Audit-Related Fees(2)	379,147	1,650,215

Total Audit and Audit-related fees	$2,826,141	$5,071,635
Tax Fees(3)	$831,876	$564,742
All Other Fees(4)	635	52,853

Total Fees(5)	$3,658,652	$5,689,230

(1)	Audit fees in 2004 include fees for professional services rendered for the audits of (a) management’s assessment of the effectiveness of internal control over financial reporting, and (b) the effectiveness of internal control over financial reporting.
(2)	Audit-related fees in 2004 consisted principally of fees relating to the carve-out audits performed in connection with the sale of the Eckerd drugstore operations. The remaining fees included in both years were for audits of financial statements of certain employee benefit plans and assistance with accounting treatment of proposed transactions.
(3)	Tax fees consisted of fees for tax consultation and tax compliance services.
(4)	All other fees in 2004 consisted principally of fees for work related to compliance reviews of administrative expenses charged to certain employee benefit plans, and in 2003 for the use of the KPMG Accounting Research Manager tool.
(5)	All fees were pre-approved by the Audit Committee of the Board.
Audit Committee’s Pre-Approval Policies and Procedures
The Audit Committee must approve any fee for services to be performed by the Company’s independent auditor in advance of the service being performed. For proposed projects using the services of the Company’s independent auditor that are expected to cost over $200,000 or 5% of the auditor’s fee for the preceding year, whichever is lower, the Audit Committee will be provided information to review and must approve each project prior to commencement of any work. For proposed projects using the services of the Company’s independent auditor that are expected to cost $200,000 or less, or less than 5% of the auditor’s fee for the preceding year, whichever is greater, the Audit Committee will be provided with a detailed explanation of what is being included, and asked to approve a maximum amount for specifically identified services in each of the following categories: (a) audit fees; (b) audit-related fees; (c) tax fees; and (d) all other fees for any services allowed to be performed by the independent auditor. If additional amounts are needed, the Audit Committee must approve the increased amounts prior to the previously approved maximum being reached and before the work may continue. Approval by the Audit Committee may be made at its regularly scheduled meetings or otherwise, including by telephonic or other electronic communications. The Company will report the status of the various types of approved services and fees, and cumulative amounts paid and owed, to the Audit Committee on a regular basis. The Audit Committee has considered whether the independent auditor’s non-audit services provided to the Company are compatible with maintaining the auditor’s independence.
PROPOSAL 2 —
RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITOR
KPMG LLP, independent certified public accountants, member of the SEC Practice Section of the AICPA Division for CPA firms, and registrant with the Public Company Accounting Oversight Board, has been the auditor of the Company’s consolidated financial statements since 1916. Its appointment as the Company’s independent auditor for the fiscal year ending January 28, 2006 has been approved by the Audit Committee of the Board. Stockholder ratification of such appointment is requested.

      It is anticipated that a representative of KPMG LLP will attend the meeting, will be available to respond to appropriate questions, and will have an opportunity to make a statement should he or she so desire.
Your Board recommends a vote FOR the ratification of the appointment of KPMG LLP.
PROPOSAL 3 —
APPROVAL OF 2005 EQUITY COMPENSATION PLAN
Introduction. The Company for many years has had effective equity-based incentive plans. These plans have provided the Company with tools to assist in attracting, retaining and motivating key management employees, as well as to further align the interests of Company employees and stockholders. The Company continues to believe that providing selected employees a direct and personal financial interest in the Company’s success is in the Company’s and its stockholders’ best interests. Accordingly, the Board has adopted, subject to stockholder approval, the J. C. Penney Company, Inc. 2005 Equity Compensation Plan, to be effective June 1, 2005 (“2005 Equity Plan” or “Plan”). The full text of the Plan is set forth as Annex “A” to this Proxy Statement. All capitalized terms not defined in this Proxy Statement discussion will have the meanings set forth in the attached Plan document.
      The Plan will be administered by a Plan Committee, which must consist of not less than three disinterested directors appointed by the Board of Directors. The Board has designated the Human Resources and Compensation Committee of the Board as the Plan Committee.
      While the 2005 Equity Plan, like most of its predecessor plans, allows for grants of stock options, stock appreciation rights (“SARs”), and stock awards (collectively, “Equity Awards”) to “Non-Associate Director Participants,” and Equity Awards and cash incentive awards (together, “Awards”) to “Associate Participants,” the Board believes that it would be beneficial to change the emphasis of the Company’s equity compensation programs for Associate Participants from primarily that of stock option issuance to a combination of stock options and other performance-based equity awards. Therefore, it is the current intent that all Awards to Associate Participants will be subject to such conditions as continued employment, qualifying termination, passage of time and/or satisfaction of performance criteria as specified in the Plan or set by the Plan Committee.
      Accordingly, it is expected that the award value for each Associate Participant will be delivered in a combination of stock options and performance-based units. It is anticipated that stock option grants will vest over a three-year period, and that the performance-based awards will be measured over a performance cycle of not less than one year and, in most cases, fully vest over a three-year period. Generally, a target award value for the performance-based units will be set by the Plan Committee for each Associate Participant at the beginning of a performance cycle. The value will be determined by market information for specific positions and responsibility levels, subject to an overall budget for the total value of all awards for that period. The ultimate payout will be based on Company performance measured against the targeted performance goal for the performance cycle. It is expected that the minimum award will be zero and the maximum award 200% of target. The payout of the performance-based portion will be made in restricted stock units which will in most instances vest over a three-year period. Upon vesting, the restricted stock units will be converted into and paid out in Common Stock. The restricted stock units may also be entitled to dividend equivalents which will be re-invested in additional restricted stock units and paid out in additional shares of Common Stock at the time of vesting of the underlying restricted award.
Your Board recommends that the stockholders approve the 2005 Equity Compensation Plan.

Principal Features of the 2005 Equity Plan.
General. The principal features of the 2005 Equity Plan are:

•	Reserves a total of 17,200,000 shares of Common Stock (14,400,000 newly authorized shares plus up to 2,800,000 unissued shares from the Company’s 2001 Equity Compensation Plan) for use under the Plan;
•	Minimum three-year vesting for both option grants and restricted stock awards;
•	Performance-awards are to be tied to performance standard to be set by the Plan Committee and vest over time;
•	Independent administration of the Plan by the Plan Committee;
•	Limits stock awards to no more than 30% of the reserved shares;
•	Limits incentive stock options to no more than 5,000,000 shares;
•	Limits stock awards to any one participant as performance-based compensation for purposes of Section 162(m) of the Code to 1,000,000 or fewer shares in any one year;
•	Limits performance-based cash incentive awards to any participant to the product of $1,500,000 and the number of years in the performance cycle;
•	Limits Equity Awards to any one participant to no more than 3,000,000 shares for any two consecutive years;
•	Prohibits repricing of stock options, the use of discounted stock options and reload option grants; and
•	Option terms may not exceed 10 years from the date of grant.
Associate Participants
General. Associate participants in the 2005 Equity Plan are generally to be selected management employees of the Company and its subsidiaries and affiliates (“Associate Participants”) as determined by the Plan Committee. Initially, it is anticipated that approximately 1,600 employees, including store managers, will be eligible to participate.
Stock Options. Option grants will generally be made in amounts based on an Associate Participant’s position, responsibilities or salary and such other factors as the Committee may deem relevant. An Associate Participant may receive one or more option grants and may receive non-qualified stock options (“NSOs”) and incentive stock options (“ISOs”), as determined by the Plan Committee. It is currently expected that the stock option portion of any Award will be delivered in nonqualified stock options which will vest over a three year period.
Price. The option price under each option may not be less than 100% of the fair market value of Common Stock on the date of grant. The closing price of Common Stock on March 21, 2005, as reported on the NYSE Composite Tape, was $46.39 per share. The option price upon the exercise of an option may be paid in: (a) cash, (b) shares of Common Stock, or (c) any combination of (a) or (b) as the Plan Committee may determine.
Stock Awards. The Plan Committee may award shares of Common Stock or stock units as additional compensation, to such Associate Participants and on such bases as it may determine. The Plan Committee may determine the types of awards made, the numbers of shares, and any other terms, conditions, or restrictions relating to the awards as it may deem appropriate. No more than 30% of the shares reserved for issuance under this Plan may be issued as stock awards.
Stock Appreciation Rights. SARs may be granted to such Associate Participants and on such terms and conditions as the Plan Committee may determine and may be granted independently or in tandem with related awards or options, either concurrently with or after the related award or option date. A SAR will generally entitle an Associate Participant to receive, in lieu of exercising the related stock option, the number of shares of Common Stock equal in value to the excess of the fair market value of each share of Common Stock covered by the SAR on the date of exercise over the exercise price of the SAR.
Cash Incentive Awards. The Plan Committee may also grant cash incentive awards to such Associate Participants upon such terms and conditions as it may determine. Incentive awards are annual or long-term performance-based awards expressed in U.S. dollars.
Performance-Based Awards. Any Award granted pursuant to the Plan may be made in the form of a Performance-Based Award. Performance-Based Awards are made based upon the measurement of actual performance against certain Performance Goals over a Performance Cycle. The Plan Committee may use one or more of several criteria for Performance Goals, including earnings per share, total stockholder return, operating income, net income, cash flow, gross profit, gross profit return on investment, return on equity, return on capital, sales, revenue, gross margin or gross margin return on investment. These Performance Goals are intended to comply with Section 162(m) of the Code regarding the deductibility of executive compensation. A Performance-Based Award to be paid out as a restricted Equity Award may not have a vesting period of less than one year and a performance-based incentive cash award may not have a Performance Cycle of less than one year.
Terms of Options, SARs and Stock Awards. An option granted under the 2005 Equity Plan will become exercisable upon such terms and at such times as the Plan Committee may determine. Options may generally be exercised only during continuance of an Associate Participant’s employment. In the event of employment termination through death, disability, retirement, or other circumstances, as deemed appropriate by the Plan Committee, the Plan authorizes post-termination exercise periods, but not beyond the options’ original expiration date. In no event may an option be exercised (i) in the case of an ISO, more than 10 years after its grant, and (ii) in the case of a NSO, more than 10 years after its grant date, or such shorter time period as determined by the Plan Committee.
Transferability. Options, unearned stock awards, SARs and unearned cash incentive awards are not transferable except by will or the laws of descent or distribution, or by such other means as the Plan Committee, in its discretion, may approve.
Deferral. The Plan authorizes deferral of all or part of any cash or stock payment due under the Plan, subject to the requirements of Section 409A of the Code. An Associate Participant’s deferral election must be made in the tax year prior to the tax year when the Associate Participant performs the services for the Company or, in the first year of participation in the Plan, an Associate Participant may make a deferral election within 30 days of becoming eligible to participate in the Plan. If an award is performance based with a performance cycle of at least 12 months, the election must occur six months prior to the end of the performance cycle. At the time of the election to defer, the Associate Participant must elect the period of deferral by selecting a specific date of distribution. A subsequent election to delay payment must be made at least one year prior to when the amount would have been paid and must defer payment to a date later than five years from the originally scheduled payment date. At the time of grant, the Plan Committee may determine the period of deferral, the manner of deferral, and the method for measuring appreciation on deferred amounts until their payout, subject to the provisions of Section 409A of the Code, as applicable.
Term of Plan. The 2005 Equity Plan will terminate on May 31, 2010. After this date, no awards may be made under the Plan and any performance goal may be deemed to have been met, on such terms as the Plan Committee may determine at the time of grant.
Change of Control. Upon a Change of Control, as defined in the Plan and subject to the requirements of Section 409A of the Code, as applicable, each Associate Participant will have the right to exercise any or all stock options (including, generally, related SARs, if any) held by him or her, and all stock awards will immediately vest and/or be deemed to have been earned. Alternatively, the Plan Committee has the discretion upon a Change of Control to terminate the Plan and distribute the compensation for which an election to defer has been properly made, within 12 months of the Change of Control.
Federal Income Tax Consequences. The following discussion summarizes the federal income tax implications of the 2005 Equity Plan based on current provisions of the Code, which are subject to change. This summary does not cover any state, local, foreign or employment (FICA/ FUTA) tax implications of participation in the Plan.
      The grant of an option, SAR or the award of restricted stock or a restricted stock unit, or the crediting of an accrued dividend equivalent, does not create taxable income for an Associate Participant at the time of grant or accrual.
      The following are generally taxable to Associate Participants as ordinary income: (a) the excess of the fair market value of Common Stock acquired over the option price upon the exercise of an NSO; (b) the fair market value of any Common Stock received upon the exercise of an SAR; (c) the fair market value of any Stock Award received upon the lapse of certain of the restrictions thereon; (d) any dividend equivalent received upon the lapse of certain restrictions or the vesting of the underlying Equity Award; and (e) the amount paid as a cash incentive award. For restricted stock awarded under the Plan, where the restrictions constitute a substantial risk of forfeiture under the Code, prior to the lapse of restrictions, dividends paid on the restricted shares will be taxable to the participant as additional compensation in the year received, and the Company will be allowed a corresponding deduction. The tax basis for stock acquired is its fair market value on (i) the exercise date, for NSOs, or (ii) for restricted Stock Awards, the date certain restrictions on the award lapse. The tax basis for stock acquired upon the exercise of an ISO is generally equal to the exercise price of the option.
      If no disposition of the shares acquired upon an ISO exercise will have been made within two years from the date of grant and within one year after transfer of such shares to such Associate Participant, then, on such disposition, the excess of the amount realized over the option price, or the excess of the option price over the amount so realized, will be reportable by the Associate Participant as long-term capital gain or a long-term capital loss, as the case may be. If a disposition of the shares acquired upon an ISO exercise occurs within two years from the date of grant or within one year after the transfer of such shares to such Associate Participant, then on such disposition, (i) the excess of the fair market value of Common Stock on the date of exercise (or the fair market value of Common Stock on the date of disposition, if less) over the option price will be taxable to such Associate Participant as ordinary income; and (ii) any amount realized in excess of the fair market value of Common Stock on the date of exercise or any loss sustained will be reportable as long-term or short-term capital gain or loss, as the case may be.
      When an Associate Participant disposes of shares acquired by the exercise of an NSO, any amount received in excess of the market value of the shares on the date of exercise will be treated as long or short-term capital gain, depending upon the holding period of the shares. If the amount received upon disposition of the shares is less than the market value of the shares on the date of exercise, the loss will be treated as long or short-term capital loss, depending upon the holding period of the shares. There is no tax impact to the Company from the share disposition after the date of exercise.
      If an amount is taxable to an Associate Participant as ordinary income, the Company is generally entitled to a corresponding tax deduction for the same amount in the corresponding tax year. A deduction for tax purposes may differ from compensation expense recorded for financial statement purposes.
      For Associate Participants who are “key employees,” as defined by Section 409A of the Code and regulations promulgated under that Section, distributions of certain deferral accounts may occur no earlier than six months following the key employee’s separation from service from the Company. Elections to defer compensation and elections to defer distributions for those amounts earned and vested after January 1, 2005 will be made in compliance with Section 409A of the Code.

Non-Associate Director Participants
General. The purpose of the Non-Associate Directors’ portion of the 2005 Equity Plan is to assist the Company in attracting and retaining capable directors and to further motivate them by aligning their proprietary interests with stockholders. Each director who is presently not an employee of the Company (“Non-Associate Director Participant”) will automatically be awarded an Annual Equity Award in an amount which the Board of Directors determines, based upon the advice of outside consultants, to be competitive by industry standards, and pursuant to such terms, conditions, and restrictions as determined by the Board of Directors. An initial grant will also automatically be granted to each new Non-Associate Director Participant upon his or her first being elected as a director in a pro rata amount of the Annual Equity Award for that year, based upon the date of election.
Non-Transferability. A Non-Associate Director Participant may not transfer, sell, assign, pledge, or otherwise encumber or dispose of any shares of Common Stock received in connection with an Annual Equity Award while serving as a director.
Federal Income Tax Consequences. The federal income tax implications for Non-Associate Director Participants are substantially similar to those for Associate Participants, except that Non-Associate Director Participants may not receive ISOs or cash incentive awards. Any election to defer compensation and any election to defer distributions for those amounts earned and vested after January 1, 2005 into retirement plans will be made in compliance with Section 409A of the Code, if applicable.
Miscellaneous. The provisions of the 2005 Equity Plan may be terminated or amended in certain respects, as provided therein, by the Board of Directors of the Company. If the 2005 Plan is approved by stockholders, no further awards will be granted under any prior plan after the effective date of the 2005 Plan.
PROPOSAL 4 —
STOCKHOLDER PROPOSAL
The Company has been informed that the Amalgamated Bank LongView Collective Investment Fund of 11-15 Union Square, New York, New York 10003, an owner of 114,318 shares of Common Stock, intends to submit a resolution at the Annual Meeting as follows:
      RESOLVED: The stockholders of J. C. Penney Company, Inc. (“J. C. Penney” or the “Company”) request that the board of directors take the necessary steps in accordance with applicable state law to declassify the board of directors so that all directors are elected annually, such declassification to be carried out in a manner that does not affect the unexpired terms of directors previously elected.
Supporting Statement
The election of directors is the primary avenue for shareholders to influence corporate governance policies and to hold management accountable for its implementation of those policies. We believe that classification of the board of directors, which results in only a portion of the board being elected annually, is not in the best interest of our Company and its stockholders.
      J. C. Penney’s board of directors is divided into three classes, with approximately one-third of all directors elected annually to three-year terms. Eliminating this classification system would require each director to stand for election annually and would give stockholders an opportunity to register their views on the performance of the board collectively and each director individually.
      We believe that electing directors in this manner is one of the best methods available to stockholders to ensure that the Company will be managed in a manner that is in the best interest of the stockholders.

      The evidence indicates that shareholders at other companies do not favor classified boards. Shareholder proposals recommending annual elections of all directors received, on average, 70% of the vote in 2004, according to the Investor Responsibility Research Center. Also in recent years, more than 20 companies — including Pfizer, Dell, Hasbro, Bristol-Myers Squibb, Cendant, Sprint, Great Lakes Chemical and Dow Jones — sought and received shareholder approval to declassify their boards. This number was up sharply from the previous year.
      We thus urge our fellow stockholders to support this reform. A number of companies have declassified boards. We regard as unfounded the concern expressed by some that the annual election of all directors could leave companies without experienced directors in the event that all incumbents are voted out by the stockholders. In the unlikely event that stockholders do vote to replace all directors, such a decision would express dissatisfaction with the incumbent directors and would reflect the need for change.
      WE URGE YOU TO VOTE FOR THIS RESOLUTION.
The Board of Directors Opposes This Proposal
JCPenney believes that an integral component of its commitment to good corporate governance is the existence of an active, independent, and knowledgeable board of directors. With a classified board, it is more likely that a majority of directors at any given time will have had prior experience with JCPenney’s business strategies and operations. A classified board assures continuity and stability, while allowing for the introduction of new directors as appropriate. It should be noted that, given the current corporate governance climate, in which many qualified individuals are declining to serve on public boards, the Company could be placed at a competitive disadvantage in recruiting qualified director candidates if such candidates are concerned that their board service could potentially be for a one year period.
      While it has been suggested that a classified board discourages potential acquirers, the existence of a classified board actually reduces the Company’s vulnerability to certain potentially abusive takeover practices. A classified board encourages potential acquirers to negotiate directly with the board, which is in the best position to negotiate advantageously on behalf of all stockholders. Directors elected for staggered terms are not any less accountable or responsive to stockholders than they would be if all were elected annually. As part of their fiduciary duties as mandated by Delaware law, directors are accountable to stockholders whether or not the board is classified and regardless of whether directors are elected annually or for staggered terms. The same standards of performance apply to all directors regardless of the term of service.
      It should be noted that approval by the stockholders of this proposal would not in itself cause the annual election of directors, but would simply amount to a request that the Company’s Board consider taking the “necessary steps” to accomplish the annual election of directors. If the Company’s Board were to consider such a request desirable, it would then have to adopt an amendment to the Company’s Restated Certificate of Incorporation repealing the Classified Board provision, and present such amendment to the Company’s stockholders for consideration. The Company’s stockholders would then need to adopt the amendment at a meeting of stockholders as provided in the Restated Certificate.
      In 2003, 51% of the outstanding shares entitled to vote voted in favor of a similar classified board proposal at JCPenney’s Annual Meeting of Stockholders. Your Board recognizes the significance of this result, and has carefully considered the classified board in light of this vote and the receipt of this year’s proposal. After such consideration, the Board has concluded that a classified board continues to be an important part of the Company’s system of corporate governance and remains in the best interests of our stockholders.
Accordingly, the Board recommends a vote AGAINST this proposal.

STOCKHOLDER PROPOSALS, NOMINATIONS FOR 2006 ANNUAL MEETING AND OTHER BUSINESS MATTERS
Stockholder Proxy Proposal Deadline
Under the rules of the SEC, the date by which proposals of stockholders intended to be presented at the 2006 Annual Meeting of Stockholders must be received by the Company for inclusion in its proxy statement and form of proxy relating to that meeting is December 9, 2005.
Director Recommendations/ Nominations
Director Qualifications. As provided in the Company’s Governance Guidelines (see www.jcpenney.net), nominees for director will be selected based, among other things, on: (i) character and integrity; (ii) business and management experience; (iii) demonstrated competence in dealing with complex problems; (iv) familiarity with the business of the Company; (v) diverse talents, backgrounds and perspective; (vi) freedom from conflicts of interest; (vii) regulatory and stock exchange membership requirements for the Board; (viii) sufficient time to devote to the affairs of the Company; and (ix) reputation in the business community. In connection with the selection of nominees for director, due consideration will be given to the Board’s overall balance of diversity of perspectives, backgrounds and experiences. Accordingly, the Corporate Governance Committee will also consider factors such as global experience, experience as a director of a large public company and knowledge of particular industries.
      Although not an automatic disqualifying factor, the inability of a candidate to meet the independence and other governance standards of the NYSE or of the SEC will be a significant negative factor in any assessment of a candidate’s suitability. There must also at all times be at least one director who meets the qualifications required of an “audit committee financial expert,” and at least three directors who are “financially literate,” as these terms are defined by applicable regulations of the SEC, and as determined by the Board of Directors.
      The Corporate Governance Committee will continue to use a variety of means for identifying potential nominees for director, including the use of outside search firms and recommendations from current Board members and from stockholders. In determining whether to nominate a candidate, the Corporate Governance Committee will consider the current composition and capabilities of serving Board members, as well as additional capabilities considered necessary or desirable in light of existing Company needs.
      One or more members of the Corporate Governance Committee may interview, or have an outside search firm interview, a prospective candidate who is identified as having high potential to satisfy the expectations, requirements, qualities and responsibilities for Board membership. Prospective candidates may also be interviewed by other directors who are not members of the Committee. The Committee may also elect to contact other sources, including persons serving on other boards with the candidate, as they deem appropriate. Reports from those interviews or from Committee members with personal knowledge and experience with a candidate, resumes, information provided by other contacts and any other information deemed relevant by the Committee are then considered in determining whether a candidate should be nominated.
      In considering whether to nominate directors who are eligible to stand for re-election, the Corporate Governance Committee considers the quality of past director service, attendance at Board and Committee meetings, compliance with the Company’s Corporate Governance Guidelines (including satisfying the expectations for individual directors), as well as whether the director continues to possess the qualities and capabilities considered necessary or desirable for director service, input from other Board members concerning the performance of that director and the independence of the director.

Stockholder Director Recommendations. The Corporate Governance Committee, which is responsible for the nomination of candidates for appointment or election to the Company’s Board of Directors, will consider candidates recommended by a Company stockholder. In general, candidates recommended by stockholders will be evaluated under the same process as candidates recommended by existing directors, Company officers or third-party search firms. However, the Corporate Governance Committee will additionally seek and consider information concerning the relationship between a stockholder’s recommended nominee and that stockholder to determine whether the nominee can effectively represent the interests of all stockholders. Also, except in unusual circumstances, the Corporate Governance Committee will not evaluate a stockholder-recommended candidate unless and until the stockholder advises that the potential candidate has indicated a willingness to serve as a director, to comply with the expectations and requirements for Board service, and to provide all of the information required to conduct an evaluation, including that outlined below.
Stockholder Director Nominations/ Business — Annual Meeting. Stockholders who wish to nominate a person for election as a director at an annual meeting of stockholders (as opposed to making a recommendation to the Corporate Governance Committee) or to introduce an item of business at an annual meeting of stockholders may do so in accordance with JCPenney’s Bylaw procedures, either in addition to or in lieu of making a recommendation to the Corporate Governance Committee. These procedures provide, generally, that stockholders desiring to make nominations for directors, and/or bring a proper subject of business before the meeting, must do so by a written notice timely received (not later than 90 days in advance of such meeting) by the Secretary of the Company.
Required Information. Any recommendation for consideration by the Corporate Governance Committee or notice of intent to nominate a director or introduce an item of business at an annual meeting of stockholders must contain the name and address of the stockholder, and a representation that the stockholder is a holder of record and, if a notice of intent to nominate at an annual meeting, that the stockholder intends to appear in person or by proxy at the meeting. If the notice relates to a nomination for director, it must also set forth the name and address of any nominee(s), all arrangements or understandings between the stockholder and each recommended director candidate or nominee and any other person(s) (naming such person(s)) pursuant to which the nomination(s) are to be made, such other information regarding each recommended director candidate or nominee as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the SEC had each recommended director candidate or nominee been nominated by the Board, and the consent of each recommended director candidate or nominee to serve. Notice of an item of business shall include a brief description of the proposed business and any material interest of the stockholder in such business.
      The chairman of the annual meeting may refuse to allow the transaction of any business not presented, or to acknowledge the nomination of any person not made, in compliance with the foregoing procedures.
Timing. It is currently expected that the 2006 Annual Meeting of Stockholders will be held on or about May 19, 2006, in which event any advance notice of nominations for directors and items of business (other than proposals intended to be included in the proxy statement and form of proxy, which as noted above must be received by December 9, 2005) must be given by stockholders and received by the Secretary of the Company by February 18, 2006. The Company does, however, retain the right to change this date as it, in its sole discretion, may determine. Notice of any change will be furnished to stockholders prior to the expiration of the 90-day advance notice period referred to above. Copies of the Company’s Bylaws are available from the Secretary of the Company.

Other Business Matters at Annual Meeting
The Board of Directors does not intend to present any other business at the meeting and knows of no other matters which will be properly presented. However, if any other matter calling for a vote of stockholders is properly presented at the meeting, it is the intention of the persons named in the accompanying proxy to vote in accordance with their judgment on such matters.

J. L. Bober, Secretary

ANNEX A
J. C. PENNEY COMPANY, INC.
2005 EQUITY COMPENSATION PLAN
INTRODUCTION
1.     Purposes of Plan. The general purposes of this 2005 Equity Compensation Plan (“Plan”) are to provide associates and non-associate directors of J. C. Penney Company, Inc., its subsidiaries and affiliates, or any unit thereof (together referred to herein as “Company”), an opportunity to increase their proprietary interests as stockholders in order to motivate them to continue and increase their efforts on the Company’s behalf to sustain its progress, growth, and profitability, and to assist the Company in continuing to attract and retain associates and non-associate directors capable of assuring the Company’s future success. This Plan permits the grant of stock options, stock appreciation rights, restricted stock and stock units, stock, and cash incentive awards, each as will be subject to such conditions based upon continued employment, passage of time or satisfaction of performance criteria as shall be specified pursuant to the Plan or set by the Committee (as defined in Section 5 below).
2.     Shares Subject to Plan.
      (a) Reserved Shares. The maximum number of shares of J. C. Penney Company, Inc. Common Stock of 50¢ par value (“Common Stock”) upon which options to purchase shares of Common Stock (“Stock Options”), stock appreciation rights (“SARs”), or awards of Common Stock or share units (“Stock Awards”), (“Stock Options,” “SARs,” and “Stock Awards” herein collectively called “Equity Awards”), may be issued under the Plan is 14,400,000 shares, plus up to 2,800,000 shares which on May 31, 2005 are reserved but not then subject to awards under the Company’s 2001 Equity Compensation Plan (referred to herein as the “Prior Plan”). In no event may more than: (i) 30% of the shares reserved for issuance under the Plan be issued as Stock Awards over the term of the Plan; (ii) 5,000,000 shares of Common Stock be issued pursuant to incentive stock options (“ISOs”) within the meaning of Section 422 of the Internal Revenue Code of 1986, and any regulations promulgated thereunder, or any similar successor statute or regulation, as in effect from time to time (“Code”) over the term of the Plan; or (iii) 1,000,000 shares of Common Stock be issued as Stock Awards that are intended to qualify as performance-based compensation for purposes of Section 162(m) of the Code in any one year for any one Associate Participant. Notwithstanding anything contained herein to the contrary, the number of Equity Awards, singly (as defined in Section 4 below) or in combination, granted to any associate or non-associate director in any two consecutive fiscal years shall not in the aggregate exceed 3,000,000.
      (b) Share Accounting. Common Stock issuable under the Plan may be, in whole or in part, as determined by the J. C. Penney Company, Inc. Board of Directors (“Board of Directors” or “Board”), authorized but unissued shares, reacquired or treasury shares, or shares available from prior plans. If any Stock Option or SAR granted under the Plan (or any prior Plan) expires or terminates for any reason without having been exercised in full, or if any Stock Award is not earned in full, the unpurchased or unearned shares will again be available for use under the Plan. Also, the pool of shares available under the Plan will not be reduced if any Equity Award is paid in cash rather than shares of Common Stock. “Common Stock” includes any security issued in substitution, exchange, or in lieu thereof. Also, any option to purchase securities assumed in an acquisition of another company will not be included in the pool of shares available under the Plan.
3. Cash Incentive Awards. The Committee may grant cash incentive awards (“Cash Incentive Awards”) to Associate Participants on such terms and conditions as the Committee may determine. Cash Incentive Awards are performance-based (see Section 9 below), annual or long-term awards that are expressed in U.S. currency. Cash Incentive Awards to any individual associate may not exceed the product of $1,500,000 and the number of years in the Performance Cycle (as defined in Section 9 below). (Equity Awards and Cash Incentive Awards are herein collectively referred to as “Awards”.)
4.     Eligibility and Bases of Participation. Under the Plan: (i) Awards may be made to such associates, including officers and associate directors of the Company, as the Committee (as hereinafter defined) may determine (“Associate Participants”); and (ii) Equity Awards will be made pursuant to Section 14 below, to individuals who serve as non-associate directors of the Company (“Non-Associate Director Participants” and, together with Associate Participants, “Participants”). In determining the Associate Participants who are to receive Awards and the number of shares covered by any Award, the Committee may take into account the nature of the services rendered by the Associate Participants, their contributions to the Company’s success, their position levels and salaries, and such other factors as the Committee, in its discretion, may deem relevant in light of the purposes of the Plan.
5.     Administration of Plan. The Plan will be administered by, or under the direction of, a committee (“Committee”) of the Board of Directors constituted in such a manner as to comply at all times with Rule 16b-3 or any successor rule (“Rule 16b-3”) promulgated by the Securities and Exchange Commission (“SEC”) under the Securities Exchange Act of 1934, as in effect from time to time (“Exchange Act”) and Section 162(m) of the Code. The Committee shall administer the Plan so as to comply at all times with the Exchange Act and the Code, and shall otherwise have plenary authority to interpret the Plan and to make all determinations specified in or permitted by the Plan or deemed necessary or desirable for its administration or for the conduct of the Committee’s business. All interpretations and determinations of the Committee may be made on an individual or group basis, and shall be final, conclusive, and binding on all interested parties. The Committee may delegate, to the fullest extent permitted by law, its responsibilities under the Plan to persons other than its members, subject to such terms and conditions as it may determine, other than: (i) the making of grants and awards under the Plan to individuals subject to Section 16 of the Exchange Act; and (ii) regarding performance-based Awards intended to be qualified under Section 162(m) of the Code. With respect to Participants subject to Section 16 of the Exchange Act, transactions under the Plan are intended to comply with all applicable conditions of Rule 16b-3. To the extent any provision of the Plan or any action by the Committee or its delagatee fails to so comply, such provision or action will, without further action by any person, be deemed to be automatically amended to the extent necessary to effect compliance with Rule 16b-3, provided that if such provision or action cannot be amended to effect such compliance, such provision or action will be deemed null and void, to the extent permitted by law and deemed advisable by the relevant authority. Each Award to a Participant subject to Section 16 of the Exchange Act under this Plan will be deemed issued subject to the foregoing qualification.
ASSOCIATE PARTICIPANT AWARDS
6.     Stock Options.
      (a) Grants. The Committee may grant Stock Options to Associate Participants on such terms and conditions as the Committee may determine. These Stock Options may be ISOs within the meaning of Section 422 or any successor provision of the Code, or non-qualified stock options within the meaning of the Code (“NSOs”), or a combination of both; provided, however, that an Associate Participant must be an associate of the Company or its subsidiaries in order to receive an ISO grant. In no event, however, may an Associate Participant be given an ISO grant which first becomes exercisable in any calendar year which, when added to all other ISO grants held by such Associate Participant that first become exercisable in that calendar year, causes the aggregate dollar amount of such ISO grants to exceed $100,000. The date of grant of each Stock Option will be the date specified by the Committee; provided, however, that such date of grant may not be prior to the date of such action by the Committee.
      (b) Payment Methods. The option price (and, as provided in Section 16 of the Plan, any applicable taxes thereon) of the shares as to which a Stock Option is exercised will be paid in such manner as the Committee may determine in accordance with the Plan’s purposes, including: (i) in cash;

(ii) in shares of Common Stock that have been held for a period of at least six months and a day; or (iii) in any combination of (i) or (ii) above. Each Stock Option will have such terms and conditions for its exercise, including the manner and effective date of such exercise, as the Committee may determine, except as otherwise specifically provided herein. However, a Stock Option grant or its equivalent may not vest in whole in less than three years from the date of grant (although individual options may vest in equal annual installments over a period of not less than three years) except in certain limited situations such as for new hires, retirement and similar situations warranting a shorter or no vesting period, as may be determined by the Committee, and, if the grant is performance-based, the restriction must be for at least one year.
      (c)     Option Price/Repricing. The option price per share of Common Stock purchasable under a Stock Option will be determined by the Committee (or, for Associate Participants not subject to Section 16 of the Exchange Act, its delagatee, pursuant to Section 5 above) at the time of grant; provided, however, no such price may be less than 100% of the “fair market value” of the shares of Common Stock covered by the grant on such date. Also, in no event may any Stock Option exercise price be reset from its original grant price.
      “Fair market value” of the Common Stock on any date will be the opening price on such date as reported in the composite transaction table covering transactions of New York Stock Exchange listed securities, or if such Exchange is closed, or if the Common Stock does not trade on such date, the closing price reported in the composite transaction table on the last trading date immediately preceding such date, or such other amount as the Committee may ascertain reasonably to represent such fair market value.
      (d) Exercise of Stock Options. Each Stock Option will become exercisable upon such date as the Committee may determine, or as provided in Sections 10 or 11 of the Plan, and may be exercised thereafter at any time during its term, as to any or all full shares which have become purchasable under the provisions of the Stock Option. The term of each Stock Option may not exceed: (i) 10 years in the case of an ISO or such other term as may be required for the Stock Option to constitute an ISO under the Code; and (ii) in the case of a NSO, 10 years or such shorter period of time as determined by the Committee on the date of grant (“exercise period”), in each case measured from the date of its grant. Except as provided in Section 11 or 15 of the Plan, a Stock Option may be exercised only by the Associate Participant, and only if the Associate Participant is then an associate of the Company, or of a subsidiary or affiliate of the Company.
7.     Stock Awards. The Committee may grant a Stock Award (including any associated dividend equivalent right or share unit equal in value to such Stock Award) to Associate Participants on such terms and conditions as the Committee may determine. The Committee may determine the types of Stock Awards made, the number of shares, share units, or dividend equivalent rights covered by such awards, and any other terms and conditions relating to the Stock Awards as it deems appropriate, including any vesting conditions necessary to comply with the laws of the State of Delaware. However, a Stock Award or its equivalent that is restricted may not vest in whole in less than three years from the date of grant (although individual Stock Award shares may vest in equal annual installments over a period of not less than three years) except in certain limited situations such as for new hires, retirement and similar situations warranting a shorter or no vesting period, as may be determined by the Committee.
      Any dividend equivalent paid as part of a restricted stock unit award will be reinvested in additional restricted stock units that will accumulate over the vesting period of the underlying restricted stock units and vest, if ever, concurrently with the underlying restricted stock units.
8.     Stock Appreciation Rights. The Committee may grant SARs covering shares of Common Stock to Associate Participants on such terms and conditions as the Committee may determine. The Committee may cancel or place limits on the term of or amount payable by the Company upon exercise of any SAR at any time prior to exercise. SARs may be granted independently or in tandem with any other Award under the Plan. Tandem SARs may be granted concurrently with or subsequent to the grant of the related Award. An SAR will entitle an Associate Participant to receive an amount no greater than the excess of the fair market value of a share of Common Stock on the date of exercise, or such other date as the Committee may determine, over the SAR exercise price, multiplied by the number of shares of Common Stock with respect to which the SAR will have been exercised. Such payment may be made by the Company only in shares of Common Stock. The SAR exercise price will be determined by the Committee at the time of grant; provided, however, that no such price may be less than 100% of the fair market value of the shares of Common Stock covered by the grant on such date. Upon exercise of a tandem SAR, in whole or in part, the related Award will be canceled or forfeited automatically to the extent of the number of shares covered by such exercise and, conversely, if a tandem Award is exercised, forfeited, or terminated, as the case may be, for any reason, in whole or in part, the related SAR will be canceled automatically to the extent of the number of shares covered by such exercise, forfeiture, or termination.
9.     Performance-Based Awards. Any Award granted pursuant to the Plan may be in the form of a performance-based award made through the application of Performance Goals and Performance Cycles, which are defined as follows:
      (a) “Performance Cycle” means the period selected by the Committee during which the performance of the Company or any Associate Participant is measured for the purpose of determining the extent to which an Award subject to Performance Goals has been earned. A Performance Cycle may not be less than one year.
      (b) “Performance Goals” means the objectives for the Company or any Associate Participant that may be established by the Committee for a Performance Cycle with respect to any Performance-Based Award contingently awarded under the Plan. The Performance Goals for Awards that are intended to constitute “performance-based” compensation within the meaning of Section 162(m) of the Code shall be based on one or more of the following criteria: earnings per share, total stockholder return, operating income, net income, cash flow, gross profit, gross profit return on investment, return on equity, return on capital, sales, revenue, gross margin, and gross margin return on investment.
      (c) Vesting. A Performance-Based Award, other than a restricted Equity Award, may not vest, or be deemed to be earned, in whole in less than three years from the date of grant (though portions of an individual award may vest or be deemed to be earned in equal annual installments over a period of not less than three years). A Performance-Based Award to be paid out as a restricted Equity Award may not have a vesting period of less than one year.
10.     Change of Control. For purposes of this Section 10, all references to “Company” are to J. C. Penney Company, Inc. Upon a Change of Control of the Company, each Associate Participant will have the right to exercise any and all Stock Options and SARs held by the Associate Participant, and all Stock Awards will immediately vest, be deemed to have been earned and any Performance Goal for the then applicable Performance Cycle met, on such terms and conditions as may be determined by the Committee at the time of the grant or award. The Committee may exercise discretion to terminate the Plan upon a Change of Control event and distribute amounts within 12 months of the Change of Control event.
      For purposes of the Plan, a “Change of Control” is defined by Section 409A of the Code, and any regulations and guidance promulgated under this Section as set forth in the Committee’s determinations for the applicable grants under the Plan.
11.     Changes in Employment Status, Death. In the event of an Associate Participant’s termination of employment, layoff, incapacity, or death (regardless of whether the deceased was employed at death), the Committee may determine the terms and conditions applicable to any Award previously granted to the Associate Participant and not then exercised or earned in full, as the case may be, including, without limitation: (i) the duration of any exercise period following such event (which may not exceed the original exercise period for a Stock Option or SAR); (ii) any necessary or appropriate authorization to the Associate Participant’s legatee, distributee, guardian, legal representative, or other third party, as the Committee may determine; or (iii) the circumstances under which all or part of such Stock Options and SARs may be terminated and any unearned Stock Awards forfeited or Cash Incentive Awards paid. All determinations by the Committee with respect to the foregoing shall be final, conclusive, and binding on all interested parties.
12.     Right to Continued Employment. Nothing in the Plan shall confer on an Associate Participant any right to continue in the employ of the Company or any of its subsidiaries or affiliates or affect in any way the right of the Company or any of its subsidiaries or affiliates to terminate such Associate Participant’s employment without prior notice at any time for any reason or for no reason.
13.     Deferred Payments. The Committee may allow a Participant to defer receipt of all or part of any cash or stock payment under the Plan, or to defer receipt of all or part of any such payment. Any deferral will be for such period and in accordance with the terms and conditions as the Committee may determine and must be in compliance with Section 409A of the Code. The method of payment for, and type and character of, any Award may not be altered by any deferral made under this Section.
NON-ASSOCIATE DIRECTOR PARTICIPANT AWARDS
14.     Annual Awards
      (a) General Provisions. Subject to the terms and conditions of this section, each person who is serving as a non-associate director of the Company on the date of grant of an Equity Award (including any former Associate Participant) (“Non-Associate Director Participant”) will automatically be awarded an Annual Equity Award in an amount which the Board of Directors determines, based upon the advice of outside consultants, to be competitive by industry standards, and pursuant to such terms, conditions, and restrictions as determined by the Board of Directors (the “Annual Equity Award”). These Annual Equity Awards will begin in 2006 (except for any pro rata award for a newly elected director which may occur at any time on or after the effective date of the Plan) and continue through May 31, 2010, unless earlier terminated by the Board of Directors. The date of each Annual Equity Award will be the third full trading date following the later of: (i) the date on which the Annual Meeting of the Company’s stockholders, or any adjournment thereof, is held (“Annual Meeting”); or (ii) the date on which the Company’s earnings for the fiscal quarter immediately preceding such Annual Meeting date are released to the public. Also, Equity Awards in a pro rata amount of the Annual Equity Award for that year, based on the date of election, will automatically be granted to each individual (other than a former Company Associate Participant) who is first elected a Non-Associate Director after May 31, 2005, on the third full trading date following the effective date of such election.
      (b) Right to Tender, Exchange. A Non-Associate Director Participant (including for purposes of this paragraph a Non-Associate Director Participant’s guardian or legal representative) will have, with respect to any shares covered by an Annual Equity Award and any shares already received pursuant to an Annual Equity Award under this Plan, the right to: (i) tender or exchange any such shares in the event of any tender offer or exchange within the meaning of Section 14(d) of the Exchange Act or any plan of merger approved by the Board; and (ii) sell or exercise any option, right, warrant, or similar property derived from or attributable to such shares after such option, right, warrant, or similar property becomes transferable or exercisable. If any shares covered by an Annual Equity Award are tendered or exchanged or any option, right, warrant, or similar property attributable thereto is sold, exercised, or redeemed for value, the cash and/or property received will be delivered to the Company (or its successor) and held subject to the restrictions of the Plan as if it were the stock itself.
      (c) Non-Transferability. A Non-Associate Director Participant may not transfer, sell, assign, pledge, or otherwise encumber or dispose of any shares of Common Stock received in connection with an Annual Equity Award prior to the time his or her service as a director expires or is terminated, other than by will or the laws of descent and distribution or by such other means as the Committee, in its discretion, may approve from time to time and any attempt to do so will be void.
      (d) Non-Associate Director Participant’s Termination. If a Non-Associate Director Participant’s service as a director of the Company terminates on account of any act of: (i) fraud or intentional misrepresentation; or (ii) embezzlement, misappropriation, or conversion of assets or opportunities of the Company or any subsidiary of the Company, such termination will be considered a “Non-Qualifying Termination.” All other terminations, including termination by reason of death, will be considered “Qualifying Terminations”. In the event of a Non-Qualifying Termination, all outstanding restricted Awards made pursuant to this Section will be forfeited or canceled, as the case may be.
      (e) Stock In Lieu of Cash. A Non-Associate Director Participant may also elect to receive Common Stock in lieu of the cash compensation payable for services rendered as a director, so long as such election is made in accordance with Section 16 of the Exchange Act and on such other terms and conditions as may be determined from time to time by the Board of Directors. Any such Common Stock issued to a Non-Associate Director Participant in lieu of cash compensation will automatically vest (become non-forfeitable and freely transferable) in the Non-Associate Director Participant on the date of issuance.
GENERAL
15.     Transferability. No unearned Award, or any portion thereof, granted under the Plan may be assigned or transferred other than by will or the laws of descent and distribution or by such other means as the Committee, in its discretion, may approve from time to time and any attempt to do so will be void. No Stock Option or SAR will be exercisable during the Associate Participant’s lifetime except by the Associate Participant or the Associate Participant’s guardian or legal representative, or other third party, as the Committee may determine.
16.     Taxes. The Company has the right to deduct from any cash payment made under the Plan, or otherwise, to any Associate Participant, including an Associate Participant subject to Section 16 of the Exchange Act, any federal, state, or local taxes of any kind required by law to be withheld by it (“Withholding Obligation”) with respect to such payment. The Withholding Obligation will be limited to the minimum statutory rate. The Company’s obligation to deliver shares of Common Stock pursuant to any Award under the Plan is conditioned on the payment by the Associate Participant to the Company of any Withholding Obligation arising therefrom. The Company may withhold, in satisfaction of all or a portion of such Withholding Obligation referred to in the preceding sentence, that number of shares of Common Stock having an aggregate fair market value sufficient to satisfy the amount of such obligation.
17.     Changes in Capitalization and Similar Changes. In the event of any change in the number of shares of Common Stock outstanding, or the assumption and conversion of outstanding Awards, by reason of a stock dividend, stock split, acquisition, recapitalization, reclassification, merger, consolidation, combination or exchange of shares, spin-off, distribution to holders of Common Stock (other than normal cash dividends), the Committee shall adjust to the extent appropriate: (i) the option price under each unexercised Stock Option; (ii) the exercise price under each unexercised SAR; and (iii) the number and class of shares which may be issued on exercise of Stock Options and SARs granted and for Stock Awards earned, and may make any other related adjustments deemed appropriate and equitable by the Committee. Any such adjustment with respect to ISOs shall also conform to the requirements of Section 422 of the Code.
18.     Stockholder Rights. A Participant (including for purposes of this Section, a Participant’s legatee, distributee, guardian, legal representative, or other third party, as the Committee may determine) will have no stockholder rights with respect to any shares subject to an Award until such shares are issued to such Participant. Shares will be deemed issued on the date on which they are registered in the Participant’s (as this term is defined in the preceding sentence) name on the Company stock records.
19.     Effective Date. The Plan will become effective on June 1, 2005, subject to approval by the affirmative vote of the holders of a majority of the outstanding stock of the Company having general voting power at the Company’s 2005 Annual Meeting of Stockholders.
20.     Termination and Amendment. No Award may be made under the Plan after May 31, 2010. The Board of Directors may terminate the Plan or make such amendments as it deems advisable, including, but not limited to, any amendments to conform to or reflect any change in any law, regulation, or ruling applicable to an Award or the Plan, provided, however, that the Board of Directors may not, without approval by affirmative vote of the holders of a majority of the outstanding stock of the Company having general voting power: (i) take any action which will increase the aggregate number of shares of Common Stock which may be issued under the Plan (except for adjustments pursuant to Sections 2 and 17 of the Plan); (ii) decrease the grant or exercise price of any Award to less than fair market value of its underlying Common Stock on the date of grant; (iii) change the individual award limits found in Sections 2 and 3 or any other maximum limit included in the Plan to comply with requirements for performance-based compensation under Section 162(m) of the Code; (iv) change the separate limit for ISOs set forth in Section 2; (v) change the class of Associate Participants eligible for Awards under Section 4; or (vi) change the performance criteria applicable to Performance-Based Awards under Section 9. Except as otherwise provided in or permitted by the Plan or by the terms, if any, of an Award under the Plan, no termination or amendment of the Plan or change in the terms of an outstanding Award may adversely affect the rights of the holder of any Award without the consent of the holder.
21.     Severability of Provisions. If any provision of this Plan becomes or is deemed invalid, illegal, or unenforceable in any jurisdiction, or if any such provision would, in the sole determination of the Committee, disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision will be construed or deemed amended to conform to applicable law or if, in the sole determination of the Committee, such provision cannot be so construed or so deemed amended without materially altering the intent of the Plan, such provision will be stricken and the remainder of the Plan will remain in full force and effect.
22.     Governing Law. This Plan will be governed by the internal laws of the State of Delaware, regardless of the dictates of Delaware conflict of laws provisions.

J. C. Penney Company, Inc.

PROXY/VOTING INSTRUCTION CARD
This Proxy is solicited by the Board of Directors

By properly executing this card on the reverse, or by voting via Internet or telephone, you are authorizing M. A. Burns, M. K. Clark and B. Osborne, or any one of them, with power of substitution in each, to represent and vote the stock owned of record which you are entitled to vote at the Annual Meeting of Company Stockholders, to be held at the JCPenney Home Office located at 6501 Legacy Drive, Plano, Texas 75024-3698 on Friday, May 20, 2005, at 10:00 A.M., local time, and at any adjournment or postponement thereof (“Meeting”), upon such business as may come before the Meeting, including the items set forth on the reverse (“Business”).

Nominees for Election of Directors for the term set forth in the Proxy Statement are (01) T. J. Engibous, (02) K. B. Foster, (03) L. H. Roberts and (04) M. E. Ullman III. To withhold authority to vote for any nominee, write that nominee’s name in the space provided on the reverse, or follow the Internet or telephone voting instructions.

Your vote is important and cannot be recorded by the proxies unless this card is properly executed by you and returned, or unless you vote by Internet or telephone. Therefore, please sign, date, and return this card promptly in the envelope provided, or vote by Internet or telephone. No postage is required if this envelope is mailed in the United States.

(Continued on the reverse side)

Address Change/Comments (Mark the corresponding box on the reverse side)

▲FOLD AND DETACH HERE▲

You can now access your J. C. Penney Company, Inc. account online.

Access your J. C. Penney Company, Inc. stockholder account online via Investor ServiceDirect® (ISD).

Mellon Investor Services LLC, Transfer Agent for J. C. Penney Company, Inc., now makes it easy and convenient to get current information on your stockholder account.

•	View account status	•	View payment history for dividends

•	View certificate history	•	Make address changes

•	View book-entry information	•	Obtain a duplicate 1099 tax form

		•	Establish/change your PIN

Visit us on the web at http://www.melloninvestor.com

For Technical Assistance Call 1-877-978-7778 Between 9am-7pm
Monday-Friday Eastern Time

This proxy, when properly executed, will be voted in the manner directed herein. If no direction is made, this proxy will be voted FOR election of all directors, FOR Proposal 2 and 3 and AGAINST Proposal 4.
Please Mark Here for Address Change or Comments	☐
SEE REVERSE SIDE

Directors recommend a vote FOR Proposals 1, 2 and 3. Directors recommend a vote AGAINST Proposal 4.

1. Election of Directors:							FOR	AGAINST	ABSTAIN
	FOR all nominees except as noted	☐	AUTHORITY WITHHELD as to all nominees	☐	2.	To ratify the appointment of KPMG LLP as independent auditor for the fiscal year ending January 28, 2006;	☐	☐	☐

							FOR	AGAINST	ABSTAIN
Nominees for Election of Directors for the term set forth in the Proxy Statement are: 01 T. J. Engibous; 02 K. B. Foster; 03 L. H. Roberts and 04 M. E. Ullman III					3.	To approve the adoption of the J. C. Penney Company, Inc. 2005 Equity Compensation Plan; and	☐	☐	☐

							FOR	AGAINST	ABSTAIN
					4.	To consider a stockholder proposal relating to the classification of the Board of Directors	☐	☐	☐

*** IF YOU WISH TO VOTE BY INTERNET OR TELEPHONE, PLEASE READ THE INSTRUCTIONS BELOW ***

I/we plan to attend the meeting.     ☐

Choose MLinksm for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect® at www.melloninvestor.com/isd where step-by-step instructions will prompt you through enrollment.

Signature                                                                       Signature                                                                       Date

Please Sign and Date
Please sign your name or names exactly as stenciled hereon. For a joint account, each joint owner should sign. Persons signing in a representative capacity should indicate their capacity.

▲FOLD AND DETACH HERE▲

Vote by Internet or Telephone or Mail
24 Hours a Day, 7 Days a Week

Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to annual meeting day.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Internet http://www.proxyvoting.com/jcp Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.	OR	Telephone 1-866-540-5760 Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.	OR	Mail Mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

If you vote your proxy by Internet or by telephone,
you do NOT need to mail back your proxy card.

You can view the Annual Report and Proxy Statement
on the Internet at http://www.jcpenney.net

J. C. Penney Company, Inc.
PROXY/VOTING INSTRUCTION CARD
Allocated and Undirected Stock
This Proxy is solicited by the Board of Directors

TO PARTICIPANTS IN THE COMPANY’S SAVINGS, PROFIT-SHARING AND STOCK OWNERSHIP PLAN (“PLAN”):

By properly executing this card on the reverse, or by voting by Internet or telephone, you are instructing State Street Bank and Trust Company (“Trustee”) to vote on your behalf, in accordance with your instructions, in person or by proxy, shares of Common Stock allocated to your accounts under the Plan (“Allocated Stock”), represented by the number of equivalent shares shown on the reverse side of this card, and a proportionate number of shares of Common Stock for which no directions are received by the Trustee (“Undirected Stock”), at the Annual Meeting of Company Stockholders, to be held at the JCPenney Home Office located at 6501 Legacy Drive, Plano, Texas 75024-3698 on Friday, May 20, 2005, at 10:00 A.M., local time, and at any adjournment or postponement thereof, upon such business as may come before the meeting, including the items set forth on the reverse. If this proxy/voting instruction card is not received by the Trustee, or if you have not voted by Internet or telephone, by May 18, 2005, your Allocated Stock will be voted in the same proportion as instructions received by the Trustee by that date from the Plan Participants who have returned their proxy/voting instruction cards or voted by Internet or telephone in a timely manner. You may elect not to direct the voting of Undirected Stock by checking the appropriate box on the reverse side of this card.

For your information, a copy of the Board of Directors’ Proxy Statement for the meeting is enclosed herewith.

Nominees for Election of Directors for the term set forth in the Proxy Statement are (01) T. J. Engibous, (02) K. B. Foster, (03) L. H. Roberts and (04) M. E. Ullman III. To withhold authority to vote for any nominee, write that nominee’s name in the space provided on the reverse, or follow the Internet or telephone voting instructions.

Your voting instructions are important and cannot be followed by the Trustee unless this card is properly executed by you and received by the Trustee, or unless you vote by Internet or telephone, by May 18, 2005. Therefore, please sign, date, and return this card promptly in the envelope provided, or vote via Internet or telephone. No postage is required if this envelope is mailed in the United States.

(Continued on reverse side)

Address Change/Comments (Mark the corresponding box on the reverse side)

▲ FOLD AND DETACH HERE ▲

This proxy, when properly executed, will be voted in the manner directed herein. If no direction is made, this proxy will be voted FOR election of all directors, FOR Proposals 2 and 3, and AGAINST Proposal 4.
Please Mark Here for Address Change or Comments SEE REVERSE SIDE	☐

Directors recommend a vote FOR Proposals 1, 2 and 3. Directors recommend a vote AGAINST Proposal 4.

1. Election of Directors:						FOR	AGAINST	ABSTAIN
FOR all nominees except as noted	☐	AUTHORITY WITHHELD as to all nominees	☐	2.	To ratify the appointment of KPMG LLP as independent auditor for the fiscal year ending January 28, 2006;	☐	☐	☐

						FOR	AGAINST	ABSTAIN
Nominees for Election of Directors for the term set forth in the Proxy Statement are: 01 T. J. Engibous; 02 K. B. Foster; 03 L. H. Roberts and 04 M. E. Ullman III				3.	To approve the adoption of the J. C. Penney Company, Inc. 2005 Equity Compensation Plan; and	☐	☐	☐
						FOR	AGAINST	ABSTAIN

				4.	To consider a stockholder proposal relating to the classification of the Board of Directors	☐	☐	☐

*** IF YOU WISH TO VOTE BY INTERNET OR TELEPHONE, PLEASE READ THE INSTRUCTIONS BELOW ***	I elect not to direct the voting of undirected shares in the plan.	☐

Signature	Date

Please Sign and Date
Please sign your name exactly as stenciled hereon. Persons signing in a representative capacity should indicate their capacity.

▲ FOLD AND DETACH HERE ▲

Vote by Internet or Telephone or Mail
24 Hours a Day, 7 Days a Week

Internet and telephone voting is available through 4:00 PMEastern Time two days prior to annual meeting day.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Internet http://www.proxyvoting.com/jcp Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.	OR	Telephone 1-866-540-5760 Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.	OR	Mail Mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

If you vote your proxy by Internet or by telephone,
you do NOT need to mail back your proxy card.

You can view the Annual Report and Proxy Statement on the Internet at
http://www.jcpenney.net